Exhibit 4.5

WORKDAY, INC.

2022 Equity Incentive Plan

GLOBAL NOTICE OF RESTRICTED STOCK UNIT AWARD1

Unless otherwise defined herein, the terms defined in the Workday, Inc. (“Workday”) 2022 Equity Incentive Plan (the “Plan”) will have the same meanings in this Global Notice of Restricted Stock Unit Award and the electronic representation of this Global Notice of Restricted Stock Unit Award established and maintained by Workday or a third party designated by Workday (this “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Global Restricted Stock Unit Award Agreement (the “Agreement”), including any applicable jurisdiction-specific provisions in the appendices attached hereto (the “Appendices”), which constitute part of the Agreement.

Grant Number:

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant. This RSU expires earlier if Participant’s Service terminates earlier, as described in the Agreement.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

1)	Participant understands that Participant’s service with Workday or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), subject to applicable law and/or employment or service agreement, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is subject to Participant’s continuing service as an Employee, Director or Consultant. If Participant’s service is Terminated for any reason (regardless of whether the termination is in breach of employment laws in the jurisdiction where Participant is employed or is later found to be invalid), such Termination will be considered effective on the date Participant ceases to provide services to Workday or one of its Parents, Subsidiaries or Affiliates and, unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the RSUs will not be extended by any notice period or garden leave mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement. Unless otherwise expressly provided in the Plan or the Agreement or determined by the Committee, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date. To the extent permitted by applicable law, Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Workday policies relating to work schedules and vesting of Awards or as determined by the Committee.

2)	This grant is made under and governed by the Plan, the Agreement and this Notice, and this Notice is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read the Notice, the Agreement, and the Plan.

3)	Participant has read Workday’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires, disposes of, or otherwise transacts in Workday’s securities.

4)	By accepting the RSUs, Participant consents to electronic delivery and participation as set forth in the Agreement.

If you wish to decline your RSUs, you should promptly notify our Stock Plan Administrator at stock.admin@workday.com. If you do not provide such notification within thirty (30) days after the Date of Grant, you will be deemed to have accepted your RSUs on the terms and conditions set forth herein.

 1 The specific information provided in this Notice may be delivered in electronic form.

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

The Compensation Committee of the Board of Directors (the “Committee”) of Workday, Inc. (“Workday”) has granted to Participant a Restricted Stock Unit Award (“RSU”) under Workday’s 2022 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Agreement”) and the electronic representation of the Notice of Restricted Stock Unit Award established and maintained by Workday, or a third party designated by Workday (the “Notice”). The RSU is subject to the terms, restrictions and conditions of the Plan, the Notice and this Agreement, including any applicable jurisdiction-specific provisions in the appendices attached hereto (the “Appendices”), which constitute part of this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice or this Agreement, the terms and conditions of the Plan will prevail.

1.            Terms. The number of RSUs provided by the Award and the applicable Vesting Schedule(s) are set forth in the Notice. Subject to the applicable provisions of the Plan and this Agreement and Workday’s Vesting Acceleration Policy for Death and Permanent Disability, as may be amended from time to time, Participant’s RSU shall vest provided he or she provides continuous service to Workday or its Subsidiaries during the Vesting Schedule(s).

2.            Settlement. Settlement of RSUs will be made within the calendar year in which the applicable date of vesting under the Vesting Schedule(s) set forth in the Notice occurs or, if later, the fifteen (15th) day of the third (3rd) calendar month following the date of vesting (provided that the Employee will not be permitted, directly or indirectly, to designate the taxable year of the payment). Settlement of RSUs will be in Shares. No fractional RSUs or rights for fractional Shares will be created pursuant to this Agreement.

3.            No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no right to dividends or to vote such Shares.

4.            Dividend Equivalents. Dividends, if any (whether in cash or Shares), will not be credited to Participant.

5.            Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or unless otherwise permitted by the Committee on a case-by-case basis.

6.            Termination.

(a)            General Termination. If Participant’s service Terminates for any reason, all unvested RSUs will be forfeited to Workday forthwith without payment of any consideration to Participant, and all rights of Participant to such RSUs will immediately terminate (unless as set forth in Workday’s Vesting Acceleration Policy for Death and Permanent Disability, as may be amended or terminated from time to time, if applicable, and unless determined otherwise by the Committee and regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is providing services or the terms of Participant’s employment or service agreement, if any). Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”), as provided in the Plan. For purposes of the RSUs, the Termination Date will be the date Participant ceases to provide services to Workday or one of its Parents, Subsidiaries or Affiliates and, unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the RSUs will not be extended by any notice period or garden leave mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement.

(b)            Change in Service Status. Participant acknowledges and agrees that the Vesting Schedule(s) may change prospectively in the event Participant’s service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Workday policies relating to work schedules and vesting of Awards or as determined by the Committee. A change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) will not result in a Termination, unless otherwise determined by the Committee.

7.            Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by Workday or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable or deemed applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by Workday or the Employer. Participant further acknowledges that Workday and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that Workday and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE JURISDICTIONS(S) IN WHICH PARTICIPANT RESIDES OR IS OTHERWISE SUBJECT TO TAXATION.

Prior to any relevant taxable or tax withholding event, as applicable, to the extent permitted by applicable law, Participant agrees to make arrangements satisfactory to Workday and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes Workday and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations or rights for all Tax-Related Items, if any, by one or a combination of the following:

(i)            withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by Workday (on Participant’s behalf pursuant to this authorization and without further consent);

(ii)           withholding in Shares to be issued upon settlement of the RSUs;

(iii)          withholding from Participant’s wages or other cash compensation payable to Participant by Workday and/or the Employer or any Parent, Subsidiary or Affiliate;

(iv)           Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)            any other arrangement approved by the Committee and permitted under applicable law,

in each case, under such rules as may be established by the Committee and in compliance with this Plan, Workday’s Insider Trading Policy and any 10b5-1 Trading Plan Policy, if applicable. Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, Workday will satisfy the obligations with regard to all Tax-Related Items by a mandatory sale, unless the Committee shall establish an alternative method of withholding prior to the taxable or withholding event.

Workday may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates in Participant’s jurisdiction(s), including minimum rates or up to the maximum rates applicable in Participant’s jurisdiction(s). In the event the application of the withholding rate determined by Workday leads to over-withholding, Participant may receive a refund of any over-withheld amount in cash from Workday or the Employer (and will have no entitlement to the equivalent value in Shares) or, if not refunded by Workday or the Employer, Participant may be able to seek a refund from the applicable tax authority. In the event of under-withholding by Workday or the Employer for any reason, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items. Unless otherwise required by applicable law or otherwise determined by the Committee, the Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to Workday or the Employer any amount of Tax-Related Items that Workday or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. Workday may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

8.            Nature of Grant. By accepting the RSUs (whether in writing, electronically or otherwise), Participant acknowledges, understands and agrees that:

(a)            the Plan is established voluntarily by Workday, it is discretionary in nature and it may be modified, amended, suspended or terminated by Workday at any time, to the extent permitted by the Plan;

(b)            the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)            all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of Workday;

(d)            the RSU grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or services contract with Workday, the Employer or any Parent, Subsidiary or Affiliate and shall not interfere with any ability Workday, the Employer or any Parent, Subsidiary or Affiliate, as applicable, may have to Terminate Participant’s employment or service;

(e)            Participant is voluntarily participating in the Plan;

(f)            the RSUs and the Shares subject to the RSUs and the income from and value of same are not intended to replace any pension rights or compensation;

(g)            the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h)            the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)            no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from (1) the application of any compensation recovery or clawback policy adopted by Workday or otherwise required by law, or (2) Participant’s Termination (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);

(j)            unless otherwise provided in the Plan or by Workday in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares;

(k)            unless otherwise agreed with Workday, the RSUs and the underlying Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary, Parent and Affiliate; and

(l)            neither Workday, the Employer nor any Parent, Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

9.            No Advice Regarding Grant. Workday is not providing any tax, legal or financial advice, nor is Workday making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees that Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

10.          Language. Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, as to allow Participant to understand the terms of this Agreement, including the Appendix and any other documents related to the Plan. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

11.          Jurisdiction-Specific Provisions. Notwithstanding any provisions in this Agreement, the RSU grant will be subject to any special terms and conditions for Participant’s jurisdiction set forth in the Appendices. Moreover, if Participant relocates to one of the jurisdictions included in the Appendices, the special terms and conditions for such jurisdiction will apply to Participant, to the extent Workday determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of this Agreement.

12.          Imposition of Other Requirements. Workday reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent Workday determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13.          Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

14.          Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by Workday and Participant with all applicable U.S. and non-U.S. local, state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Workday’s Common Stock may be listed or quoted at the time of such issuance or transfer. Participant understands that Workday is under no obligation to register or qualify the Shares with any U.S. state or federal or any non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that Workday shall have unilateral authority to amend the Plan and this Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by Workday.

15.          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) will be enforced to the maximum extent possible given the intent of the parties hereto and the parties agrees to renegotiate any unenforceable provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such unenforceable provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of this Agreement will be interpreted as if such provision were so excluded and (iii) the balance of this Agreement will be enforceable in accordance with its terms.

16.          Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s principles of conflict of laws.

Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the Northern District of California or the Superior Court of California, Alameda County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

17.          No Rights as Employee, Director or Consultant. Nothing in this Agreement will affect in any manner whatsoever any right or power Workday, the Employer or any Parent, Subsidiary or Affiliate many have, to terminate Participant’s service, for any reason, with or without Cause.

18.          Insider Trading / Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States and, if different, Participant’s country, which may affect Participant’s ability to directly or indirectly accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Restricted Stock Units) or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding Workday (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing the inside information. Furthermore, Participant may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Workday insider trading policy and/or any Workday 10b5-1 trading plan. Neither Workday nor any Parent, Subsidiary or Affiliate will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws. In addition, Participant acknowledges that he or she read Workday’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires, disposes of, or otherwise transacts in Workday’s securities.

19.          Foreign Asset/Account and Tax Reporting Requirements and Exchange Controls. Participant acknowledges that his or her country may have certain foreign asset and/or foreign account reporting and/or tax reporting requirements and exchange controls which may affect Participant’s ability to acquire or hold Shares purchased under the Plan or cash received from participating in the Plan (including from any dividends paid on or sales proceeds arising from the sale of Shares acquired under the Plan) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility comply with such regulations, and Participant should consult a personal legal advisor for any details.

20.          Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment will not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from Workday or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral will only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

21.          Award Subject to Workday Clawback or Recoupment. To the extent permitted by applicable law, the RSUs will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or Compensation Committee or required by law during the term of Participant’s employment or other service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, Workday may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs.

22.          Acknowledgment; Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and Workday agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant acknowledges receipt of a copy of the Plan, the Plan prospectus, the Notice and this Agreement and hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. Participant has reviewed the Plan, the Plan prospectus, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Plan prospectus, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify Workday upon any change in Participant’s residence address.

By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by Workday or a third party designated by Workday and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of Workday, and all other documents that Workday is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to a Workday intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at Workday’s discretion. Participant acknowledges that Participant may receive from Workday a paper copy of any documents delivered electronically at no cost if Participant contacts Workday by telephone, through a postal service or electronic mail at Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to Workday or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying Workday of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

Participant understands that Participant’s employment or consulting relationship or service with Workday, Inc. or a Parent, Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is at will), subject to applicable law and/or employment or service agreement, and that nothing in this Agreement, the Notice or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant. Participant also understands that this Agreement is subject to the terms and conditions of both the Notice and the Plan, both of which are incorporated herein by reference. Participant has read the Agreement, the Notice and the Plan. By accepting the RSUs, Participant consents to the electronic delivery as set forth in this Agreement.

WORKDAY, INC.

By: Aneel Bhusri

Title: Co-founder, Co-Chief Executive Officer and Director

APPENDIX A

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

DATA PRIVACY PROVISIONS FOR EMPLOYEES OUTSIDE THE UNITED STATES

PART 1 - EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM

Data Privacy Notice.

(a)            Data Collection and Usage. Workday and any Parent, Subsidiary, or Affiliate, including the Employer, may control, collect, process and use certain information, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in Workday, details of all restricted stock units or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purposes of implementing, administering and managing the Plan. Processing of personal data for Plan purposes will be necessary for the performance of the Agreement or in the legitimate interests of Workday, the Employer, any Parent, Subsidiary, Affiliate or a third party which are not overridden by Participant privacy rights, interests or freedoms on balance.

(b)            Stock Plan Administration Service Providers. Workday transfers relevant Plan information, including Participant personal data to E*Trade Financial Corporate Services, Inc. and E*Trade Securities LLC (collectively, “E*Trade”), an independent service provider based in the United States, which is assisting Workday with the implementation, administration and management of the Plan. Workday may select a different service provider or additional service providers and share information including personal data with such other provider(s) serving in a similar manner. Participant may be asked to agree on separate terms or acknowledge data processing practices with the service provider, with such agreement or practice being a condition to the ability to participate in the Plan.

(c)            International Data Transfers. Workday, E*Trade and relevant service providers are based in the United States. Personal data will be processed in the United States and other international locations in connection with global operations from time to time. Participant’s jurisdiction may have different data privacy laws. To protect data privacy rights, Workday maintains a program to implement international data transfer safeguards, this may include entering approved standard contractual clauses with data importers where required by Participant’s local jurisdiction laws.

(d)            Data Retention. Personal data will be processed only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax securities, exchange control and labor laws. This period may extend beyond when Participant’s service Terminates. When Workday no longer needs personal data, Workday will remove it from its systems to the fullest extent reasonably practicable. If Workday keeps personal data longer, it would be to satisfy legal or regulatory obligations and Workday’s legal basis, where required, would include the relevant laws or regulations.

(e)           Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based and relevant data privacy laws regulating the processing activity, such rights may include the right to (i) request access or copies of personal data Workday processes, including a summary of processing activities and recipient categories, (ii) rectification, (iii) deletion or erasure, (iv) restrictions on processing, (v) portability and/or (vi) lodge complaints with competent authorities in Participant’s jurisdiction. To receive clarification regarding this data privacy notice, these rights or to exercise applicable rights in relation to the personal data processed by Workday, Participant can make an electronic request via Workday’s Privacy Portal or write to the office address specified in Workday’s Employment Privacy Statement.

(f)            Workday’s Employment Privacy Statement. Further information on Workday’s data privacy practices can be found within Workday’s Employment Privacy Statement which supplements this data privacy notice.

PART 2 - COUNTRIES OUTSIDE THE EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM

Data Privacy Notice and Consent.

(a)           Data Collection and Usage. Workday and any Parent, Subsidiary, or Affiliate, including the Employer, may collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in Workday, details of all restricted stock units or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Participant’s consent.

(b)            Stock Plan Administration Service Providers. Workday transfers Data to E*Trade Financial Corporate Services, Inc. and E*Trade Securities LLC (collectively, “E*Trade”), an independent service provider based in the United States, which is assisting Workday with the implementation, administration and management of the Plan. Workday may select a different service provider or additional service providers and share Data with such other provider(s) serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(c)           International Data Transfers. Workday and its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. Workday’s legal basis, where required, for the transfer of Data is Participant’s consent.

(d)           Data Retention. Workday will hold and use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax securities, exchange control and labor laws. This period may extend beyond when Participant’s service Terminates. When Workday no longer needs the Data, Workday will remove it from its systems to the fullest extent reasonably practicable. If Workday keeps Data longer, it would be to satisfy legal or regulatory obligations and Workday’s legal basis, where required, would be the relevant laws or regulations.

(e)           Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that Workday would not be able to grant RSUs or other equity awards to Participant or administer or maintain such awards.

(f)            Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access or copies of Data Workday processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding this data privacy notice, these rights or to exercise applicable rights in relation to the personal data processed by Workday, Participant can make an electronic request via Workday’s Privacy Portal or write to the office address specified in Workday’s Employment Privacy Statement.

(g)           Workday’s Employment Privacy Statement. Further information on Workday’s data privacy practices can be found within Workday’s Employment Privacy Statement which supplements this data privacy notice.

By accepting the RSUs and indicating consent via Workday’s acceptance procedure, Participant is declaring that Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by Workday and the transfer of Data to the recipients mentioned above, including recipients located in countries which may not provide the same level of protection as Participant's country from a data protection perspective, for the purposes described above.

APPENDIX B

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

JURISDICTION-SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides and/or works in one of the jurisdictions below. This Appendix B forms part of the Agreement. Any capitalized term used in this Appendix B without definition will have the meaning ascribed to it in the Notice, the Agreement or the Plan, as applicable.

If Participant is a citizen or resident of a jurisdiction, or is considered resident of a jurisdiction, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between jurisdictions after the Date of Grant, Workday will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

Notifications

This Appendix B also includes information relating to securities laws, exchange control, foreign asset/account reporting requirements and other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective jurisdictions as of March 2022. Such laws are often complex and change frequently. As a result, Participant should not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant vests in the RSUs or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and Workday is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s jurisdiction may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a jurisdiction, or is considered resident of a jurisdiction, other than the one in which Participant is currently working, or Participant transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

AUSTRALIA

Terms and Conditions

Australia Class Order Exemption. The offer of the RSUs is intended to comply with the provisions of the Corporations Act 2001, Australian Securities & Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of RSUs to Australian resident Employees below.

Notifications

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in the Act).

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transaction may file the report on Participant's behalf. If there is no Australian bank involved in the transfer, Participant will be required to file the report. Participant should consult with his or her personal advisor to ensure proper compliance with applicable reporting requirements in Australia.

Offer Document

Workday is pleased to provide Participant with this offer to participate in the Plan. This offer sets out information regarding the grant of RSUs to Australian resident Employees.

Documents Related to the RSUs

In addition to the information set out in the Agreement, the Participant is also being provided with copies of the following documents:

(a)	the Notice,
(b)	the Plan,
(c)	the U.S. Prospectus for the Plan, and
(d)	the Employee Information Supplement for Australia

(collectively, the “Additional Documents”).

The Additional Documents provide further information to help Participant make an informed investment decision about participating in the Plan. Neither the Plan nor the U.S. prospectus for the Plan is a prospectus for the purpose of the Corporations Act 2001.

Participant should not rely upon any oral statements made in relation to this offer. Participant should rely only upon the statements contained in the Agreement and the Additional Documents when considering participation in the Plan.

General Information Only

The information contained in this offer is general information only. It is not advice or information that takes into account Participant’s objectives, financial situation and needs.

Participants should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the Plan.

Risks of Participating in the Plan

Investment in Shares involves a degree of risk. Participants who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set out in the Agreement and the Additional Documents.

Participants should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Shares. For example, the price at which the Shares are quoted on the Nasdaq Global Select Market may increase or decrease due to a number of factors. There is no guarantee that the price of the Shares will increase. Factors which may affect the price of the Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which Workday operates and general operational and business risks.

Additional Risk Factors for Australian Residents

In addition, Participants in Australia should be aware that the Australian dollar value of any Shares acquired under the Plan will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock in a U.S. Corporation

Shares of a U.S. corporation are analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote for every Share.

Dividends may be paid on the Shares out of any funds of Workday legally available for dividends at the discretion of the Board.

The Shares are traded on the Nasdaq Global Select Market in the United States of America under the symbol “WDAY”.

The Shares are not liable to any further calls for payment of capital or for other assessment by Workday and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares

Participants may ascertain the current market price of the Shares as traded on the Nasdaq Global Select Market at http://www.nasdaq.com under the code “WDAY”. The Australian dollar equivalent of that price can be obtained at https://www.rba.gov.au/statistics/frequency/exchange-rates.html.

This will not be a prediction of what the market price per Share will be when the RSUs vest or when the Shares are issued or of the applicable exchange rate on the date the RSUs vest or the date the Shares are issued.

AUSTRIA

Notifications

Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Participant will be required to report certain information to the Austrian National Bank on an annual basis if the value of the shares as of December 31 meets or exceeds €5,000,000. The deadline for filing the annual report is January 31 of the following year.

In addition, when the Shares are sold or a dividend is received, Participant may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside of Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movement and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

Notifications

Foreign Asset/Account Reporting Information. If Participant is a Belgian resident, Participant is required to report any securities (e.g., Shares acquired under the Plan) or bank account (including brokerage accounts) held outside Belgium on Participant’s annual tax return. In a separate report, Belgian residents are required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be.

CANADA

Terms and Conditions

Vesting/Termination. This provision supplements or replaces, as applicable, the provisions on Termination and Termination Date set forth in Section 1 of the Global Notice of Restricted Stock Unit Award and Section 6 of the Agreement as well as the “Termination” and “Termination Date” definitions in Section 29 of the Plan (and, for the avoidance of doubt, the definition of “Termination Date” included herein replaces the definition of “Termination Date” set forth in Section 6 of the Agreement and Section 29 of the Plan as permitted by the Plan):

Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”), as provided in the Plan. For purposes of the RSUs, the Termination Date will be the date Participant is no longer actually providing services (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or service agreement, if any). Unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the RSUs will exclude and will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. Participant will not earn, or be entitled to earn, any pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates, nor will Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant’s right to vesting of Awards, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting.

Settlement.

This provision supplements Section 2 of the Agreement:

Notwithstanding any discretion set forth in Section 9.1 of the Plan, settlement of RSUs will be in Shares only, as described herein, and not in cash or a combination of cash and Shares.

The following provisions apply to Participants in Quebec:

Data Privacy. The following provision supplements Part 2 of Appendix A.

Participant hereby authorizes Workday and Workday’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved with the administration and operation of the Plan for purposes that relate to the administration of the Plan. Participant further authorizes Workday, the Employer and/or any other Parent or Subsidiary to disclose and discuss such information with their advisors. Participant acknowledges and agrees that Participant's personal information, including any sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the U.S. Participant also authorizes Workday, the Employer and/or any other Parent or Subsidiary to record such information and to keep such information in Participant’s employment file. If applicable, Participant also acknowledges and authorizes Workday, the Employer and/or any other Subsidiary or Affiliate involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir exigé que cette convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Notifications

Securities Law Information. Participant understands he or she is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market (the “Nasdaq”).

Foreign Asset/Account Reporting Information. Canadian residents are required to report foreign specified property, including Shares and rights to receive Shares (e.g., RSUs), on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. RSUs must be reported (generally, at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by Participant. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares.

CHINA

Terms and Conditions

The following provisions govern Participant’s participation in the Plan only if Participant is subject to exchange control restrictions in the People’s Republic of China (“China”), as determined by Workday in its sole discretion.

Vesting and Settlement Conditions. This section supplements Sections 1 and 2 of the Agreement:

Workday is under no obligation to vest RSUs or issue Shares unless and until its registration application is approved by the Chinese State Administration of Foreign Exchange (“SAFE”). Further, at Workday’s discretion, RSUs will not vest and Shares will not be issued if, at the time Participant’s RSUs are otherwise scheduled to vest, the SAFE registration has become invalid or ceased to be effective for any reason. Further, RSUs will not vest and the underlying Shares will not be issued unless and until Workday determines that such vesting and issuance of Shares complies with all relevant laws and regulations.

Required Sale of Shares. To facilitate compliance with exchange control laws in China, Workday may require that any Shares acquired upon the vesting and settlement of RSUs be immediately sold. Workday is authorized to instruct E*Trade or such other broker as may be selected by Workday to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes such broker to complete the sale of such Shares. In this regard, Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by Workday (or Workday’s designated broker) to effectuate the sale of the Shares (including, without limitation, with respect to the transfers of the proceeds and other exchange control matters noted below) and otherwise cooperate with Workday on such matters, provided Participant will not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that E*Trade or such other designated broker as may be selected by Workday is under no obligation to arrange for the sale of the Shares at any particular price.

Alternatively, if Workday, in its discretion, does not exercise its right to require the immediate sale of Shares issuable upon vesting of the RSUs, as described in the preceding paragraph, any Shares acquired by Participant under the Plan must be sold no later than six months from the date of Termination, or within any other such time frame as may be permitted by Workday or required by SAFE. Any Shares acquired by Participant under the Plan that have not been sold within six months of the date of Termination shall be automatically sold by E*Trade or such other broker as may be selected by Workday pursuant to this authorization and subject to the terms of the preceding paragraph. Upon the sale of the Shares, Workday agrees to pay the cash proceeds from the sale (less any applicable Tax-Related Items, brokerage fees and commissions) to Participant in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth under the “Exchange Control Restrictions” section immediately below.

Exchange Control Requirements. Any Shares that Participant acquires at vesting of the RSUs (less amounts required to be withheld to satisfy Tax-Related Items) will be credited to Participant’s account with E*Trade or such other broker as may be selected by Workday. Participant understands that these Shares must remain in such account until Participant decides or is required to sell them. Participant understands and agrees that, due to exchange control laws in China, Participant will be required to immediately repatriate to China any funds received from participating in the Plan (including cash proceeds from the sale of Shares and any dividends paid on such Shares). Participant further understands that, under exchange control laws in China, such repatriation of the funds will need to be effected through a special exchange control account established by Workday, the Employer or another Subsidiary, and Participant hereby consents and agrees that the funds will be transferred to such special account prior to being delivered to Participant. Participant also understands that Workday will deliver the funds to Participant as soon as possible, but there may be delays in distributing the funds to Participant due to exchange control requirements in China. The funds may be paid in U.S. dollars or local currency, at Workday’s discretion. If the funds are paid in U.S. dollars, Participant understands that Participant may be required to open a U.S. Dollar bank account in China into which the funds can be deposited. If the funds are converted to local currency, Participant acknowledges that Workday is under no obligation to secure any particular currency conversion rate, and that it may face delays in converting the funds to local currency. Participant will bear the risk of any currency conversion rate fluctuation between the date that the Shares are sold (or any other funds are received) and the date of conversion of the funds to local currency. Participant must comply with any other requirements imposed by Workday in the future in order to facilitate compliance to the exchange control requirements in China.

CZECH REPUBLIC

Notifications

Exchange Control Information. Upon request of the Czech National Bank, Participant may be required to file a report in connection with the RSUs and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, Participant should consult with his or her personal advisor before vesting of the RSUs and before opening any foreign accounts in connection with the RSUs to ensure compliance with current regulations. Participant is responsible for complying with applicable Czech exchange control laws.

DENMARK

Terms and Conditions

Danish Stock Option Act. Participant acknowledges that he or she has received the Employer Statement in Danish which sets forth additional information about the RSUs to the extent that the Danish Stock Option Act, as amended as of 1 January 2019 (the “Act”), applies.

Participant understands that the Act only applies to “employees” as that term is defined in Section 2 of the Act. If Participant is a member of the registered management of a Subsidiary in Denmark or otherwise does not satisfy the definition of employee, he or she is not subject to the Act and the Employer Statement will not apply to him or her.

Notifications

Foreign Asset/Account Reporting Information. If the Participant establishes an account holding Shares or cash outside Denmark, the Participant must report the account to the Danish Tax Administration. The form may be obtained from a local bank.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Language Consent. By accepting the RSUs, Participant confirms having read and understood the Plan and this Agreement, which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant ces Droits sur des Actions Assujetties à des Restrictions [“RSUs”], le Participant confirme avoir lu et compris le Plan et le présent Contrat d’Attribution qui ont été transmis en langue anglaise. Le Participant accepte les termes et conditions de ces documents en connaissance de cause.

Notifications

Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is exceeds a certain threshold. Participant should consult with a personal legal advisor for further details regarding this requirement.

Foreign Asset/Account Reporting Information. If Participant holds securities (including Shares purchased under the Plan) or maintains a foreign bank account, Participant is required to report these to the French tax authorities when filing Participant’s annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross border payments in excess of €12,500 must be reported monthly to the Deutsche Bundesbank. Such reporting obligation might arise when Shares are issued to Participant and when Shares are subsequently sold by Participant. Participant is responsible for complying with applicable reporting obligations and should consult with a personal legal advisor on this matter.

Foreign Asset/Account Reporting Information. If Participant’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant will need to report the acquisition when he or she files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event that Participant holds Shares exceeding 10% of the total capital of Workday. However, if the Shares are listed on a recognized U.S. stock exchange and Participant owns less than 1% of Workday, this requirement will not apply to him or her. If applicable, Participant will be responsible for obtaining the appropriate form from a German federal bank and complying with the reporting obligations.

GREECE

Foreign Asset/Account Reporting Information. If Participant acquires Shares under the Plan, Participant must report such foreign assets on Participant's tax return.

HONG KONG

Terms and Conditions

Securities Law Information. WARNING: The grant of the RSUs under the Plan and the Shares subject to the RSUs do not constitute a public offer of securities under Hong Kong law and are available only to employees of Workday, its Subsidiaries and any Parent. This Agreement and the Plan and any other incidental communication materials distributed in connection with the Plan (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of eligible employees of Workday, its Subsidiaries and any Parent, and may not be distributed to any other person.

Participant is advised to exercise caution in relation to the right to acquire Shares. If Participant is in any doubt about any of the contents of this Agreement, the Plan or any other incidental communication materials distributed in connection with the Plan, Participant should obtain independent professional advice.

Sale of Shares. By accepting the RSUs, Participant agrees that in the event Shares are issued in respect of the RSUs within six months of the Date of Grant, Participant will not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

INDIA

Notifications

Exchange Control Information. Participants resident in India are required to repatriate to India any funds received under the Plan within such period of time prescribed under applicable Indian exchange control regulations, as may be amended from time to time. Upon repatriation, a foreign inward remittance certificate (“FIRC”) will be issued by the bank where the foreign currency is deposited. The FIRC should be retained as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. Indian residents must declare the following items in their annual tax returns: (i) any foreign assets held (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which the resident has signing authority. It is Participant’s responsibility to comply with applicable tax laws in India. Participant should consult with a personal tax advisor to ensure proper reporting of foreign assets and bank accounts.

INDONESIA

Terms and Conditions

Language Consent. By accepting the Award, Participant (i) confirms having read and understood these documents provided in the English language, (ii) accepts the terms of these documents accordingly, and (iii) agrees not to challenge the validity of these documents based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa. Dengan menerima Penghargaan ini, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian Penghargaan ini (yaitu Rencana dan Perjanjian Opsi Saham) yang disediakan untuk anda dalam bahasa Inggris, (ii) anda menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau peraturan pelaksana dari Peraturan Presiden (ketika diterbitkan nantinya).

Notifications

Exchange Control Information. Foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding USD 25,000, the underlying document of that transaction will have to be submitted to the relevant local bank. If Participant repatriates funds (e.g., proceeds from the sale of Shares) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia.

For transactions of USD 10,000 or more (or its equivalent in other currency), a more detailed description of the transaction must be included in the report and Participant may be required to provide information about the transaction to the bank in order to complete the transaction.

Foreign Asset/Account Reporting Information. Indonesian residents are required to report worldwide assets (including foreign accounts and Shares acquired under the Plan) in their annual individual income tax return.

IRELAND

Notifications

Director Notification Requirement. If Participant is a director, shadow director or secretary of an Irish Parent or Subsidiary, Participant must notify the Irish Parent or Subsidiary in writing upon (a) receiving or disposing of an interest in Workday (e.g., RSUs, Shares, etc.), (b) becoming aware of the event giving rise to the notification requirement, or (c) becoming a director or secretary if such an interest exists at the time, in each case if the interest represents more than 1% of Workday’s share capital or voting rights. This notification requirement also applies with respect to the interests of any spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

ITALY

Terms and Conditions

Plan Document Acknowledgement. Participant acknowledges that by accepting the RSUs, Participant has been given access to the Plan document, has reviewed the Plan and this Agreement in their entirety and fully understands and accepts all provisions of the Plan and this Agreement. Further, Participant acknowledges that he or she has read and expressly approves the following sections of the Agreement: Section 1. Terms; Section 2. Settlement; Section 6. Termination; Section 7. Responsibility for Taxes; Section 8. Nature of Grant; Section 9. No Advice Regarding Grant; Section 10. Language; Section 12. Imposition of Other Requirements; Section 14. Compliance with Laws and Regulations; Section 16. Governing Law and Venue; Section 21. Award Subject to Workday Clawback or Recoupment; and Section 22. Acknowledgment; Consent to Electronic Delivery of All Plan Documents and Disclosures.

Notifications

Foreign Asset/Account Reporting Information. Participant understands that if Participant is an Italian resident and at any time during the fiscal year Participant holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, Participant is required to report these assets on Participant’s annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets, even if Participant does not directly hold investments abroad or foreign assets.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. Participant understands that if Participant holds assets outside of Japan (e.g., Shares acquired under the Plan) with a total net fair market value exceeding ¥50,000,000 (or an equivalent amount in foreign currency) as of December 31 each year, Participant is required to report the details of such assets to the Japanese tax authorities by March 15th of the following year. Participant acknowledges that he or she should consult with Participant’s personal tax advisor to determine Participant’s personal reporting obligations.

LATVIA

There are no country-specific provisions.

MALAYSIA

Terms and Conditions

Data Privacy. The following provision replaces Part 2 of Appendix A.

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, Workday, the Employer and any other Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Workday, the Employer and any other Parent or Subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in Workday, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The source of the Data is the Employer, as well as information which Participant is providing to Workday and the Employer in connection with the Plan and this Agreement.

Participant authorizes that Data will be transferred to E*Trade or such other stock plan service provider as may be selected by Workday in the future, which is assisting Workday with the implementation, administration and management of the Plan. Participant further authorizes that Workday, the Employer and any other Parent or Subsidiary will transfer Data among themselves as necessary for the purpose of the implementation, administration and management of Participant’s participation in the Plan, and that Workday, the Employer and any other Parent or Subsidiary may each further transfer Data to third parties assisting Workday in the implementation, administration and management of the Plan, including any requisite transfer to a broker or another third party with whom Participant may elect to deposit any Shares acquired under the Plan. Participant acknowledges that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative, whose email is cynthia.chan@workday.com. Participant authorizes Workday, E*Trade and any other possible recipients which may assist Workday (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a third party with whom the Participant may elect to deposit any Shares acquired upon vesting of the RSUs.

Participant authorizes that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that Workday would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative at cynthia.chan@workday.com.

Malaysian Translation

Peserta dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang diterangkan dalam Perjanjian dan sebarang bahan geran RSU lain oleh dan di antara, seperti mana yang terpakai, Workday, Majikan dan mana-mana Syarikat Induk atau Anak-Anak Syarikatnya untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut.

Peserta memahami bahawa Workday, Majikan dan mana-mana Syarikat Induk atau Anak-Anak Syarikat mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir,insurans sosial, nombor passport atau nombor pengenalan lain (seperti, nombor pendaftaran penduduk tetap atau nombor kad pengenalan), gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan sebagai pengarah yang dipegang di Workday, butir-butir semua RSUs atau apa-apa hak lain atas syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta (“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut. Sumber Data adalah daripada Majikan, dan juga maklumat yang Peserta berikan kepada Workday dan Majikan berhubung dengan Pelan tersebut dan Perjanjian ini.

Peserta memberi kuasa bahawa Data ini akan dipindahkan kepada E*Trade atau pembekal perkhidmatan pelan saham yang ditetapkan oleh Workday pada masa depan yang membantu Workday dengan pelaksanaan, pentadbiran dan pengurusan Pelan tersebut. Peserta juga memberi kuasa bahawa Workday, Majikan dan Syarikat Induk atau Anak-Anak Syarikat lain akan memindahkan Data sesama mereka seperti diperlukan untuk tujuan melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut, dan Workday, Majikan dan Syarikat Induk atau Anak-Anak Syarikat yang lain masing-masing boleh memindahkan Data kepada pihak-pihak ketiga yang membantu Workday dalam pelaksanaan, pentadbiran dan pegurusan Pelan tersebut, termasuk pemindahan yang diperlukan kepada broker atau pihak ketiga yang lain yang mana Peserta boleh memilih untuk mendepositkan Syer-Syer yang diperolehi daripada Pelan tersebut. Peserta mengakui bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau di tempat lain dan bahawa negara penerima-penerima mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta, cynthia.chan@workday.com. Peserta memberi kuasa kepada Workday, E*Trade dan mana-mana penerima-penerima lain yang mungkin membantu Workday (pada masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan bagi menerima, memiliki, menggunakan, menyimpan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut, termasuk apa-apa pemindahan Data yang diperlukan kepada pihak ketiga yang lain dengan sesiapa yang Peserta pilih untuk deposit apa-apa Saham yang diperolehi selepas terletak hak RSUs.

Peserta memberi kuasa bahawa Data hanya akan disimpan untuk sepanjang tempoh yang diperlukan bagi melaksanakan, mentadbir, dan menguruskan penyertaan Peserta dalam Pelan tersebut. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan terkandung di sini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan Peserta. Peserta selanjutnya memahami bahawa Peserta memberi persetujuan ini secara sukarela. Sekiranya Peserta tidak bersetuju, atau kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan Peserta dengan Majikan tidak akan terjejas; satu-satunya akibat jika Peserta tidak bersetuju atau menarik balik persetujuan Peserta adalah bahawa Workday tidak akan dapat menganugerahkan kepada Peserta RSUs atau anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan Peserta boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan keizinan atau penarikan balik keizinan, Peserta memahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatan Peserta, cynthia.chan@workday.com.

Notifications

Director Notification Obligation. Directors of Workday’s Malaysian Subsidiary are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such entity in writing within 14 business days of the acquisition or disposal of an interest (e.g., RSUs granted under the Plan or Shares) in Workday or any related company.

MEXICO

Terms and Conditions

Plan Document Acknowledgement. By accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan and the Agreement, which Participant has reviewed. Participant acknowledges further that he or she accepts all the provisions of the Plan and the Agreement. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 8 (“Nature of Grant”) in the Agreement, which clearly provides as follows:

(1) Participant’s participation in the Plan does not constitute an acquired right;

(2) The Plan and Participant’s participation in the Plan are offered by Workday on a wholly discretionary basis;

(3) Participant’s participation in the Plan is voluntary; and

(4) Workday and its Subsidiaries are not responsible for any decrease in the value of any Shares acquired at vesting and settlement of the RSUs.

Labor Law Policy and Acknowledgment. By accepting the RSUs, Participant expressly recognizes that Workday, with registered offices at 6110 Stoneridge Mall Road, Pleasanton, California U.S.A., is solely responsible for the administration of the Plan, and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and Workday since Participant is participating in the Plan on a wholly commercial basis and the Workday Mexico S. de R.L. de C.V. (“Workday Mexico”) is his or her sole employer. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and Workday Mexico and do not form part of the employment conditions and/or benefits provided by Workday Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Workday; therefore, Workday reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Workday for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Workday, and its Subsidiaries, affiliates, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Spanish Translation

Términos y Condiciones

Reconocimiento del Plan. Al aceptar las Unidades, el Participante reconoce que ha recibido y revisado una copia del Plan y del Acuerdo. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 8 (“Naturaleza del Otorgamiento”) del Acuerdo de Acciones Restringidas, que claramente dispone lo siguiente:

(1) La participación del Participante en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Participante en el Plan se ofrecen por Workday en su discrecionalidad total;

(3) La participación del Participante en el Plan es voluntaria; y

(4) Workday y sus Subsidiarias no son responsables por ninguna disminución en el valor de las acciones adquiridas al conferir las Unidades de Acciones Restringidas.

Política Laboral y Reconocimiento. Al aceptar las Unidades de Acciones Restringidas, el Participante expresamente reconoce que Workday, con oficinas registradas en Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y Workday, ya que el Participante participa en el Plan en un marco totalmente comercial y Workday Mexico S. de R.L. de C.V. (“Workday Mexico”) es su único patrón. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Workday Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Workday Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Workday; por lo tanto, Workday se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna hacia el Participante.

Finalmente, el Participante por este medio declara que no se reserva ningun derecho o acción que ejercitar en contra de Workday por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante exime amplia y completamente a Workday, y sus afiliadas, subsidiarias, sucursales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales de cualquier demanda que pudiera surgir.

Notifications

Securities Law Information. The RSUs granted and any Shares acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, this Agreement, and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to Participant because of his or her existing relationship with Workday and/or any Parent or Subsidiary or Affiliate, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present Employees of the Employer made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Notifications

Securities Law Information. WARNING: Participant is being granted RSUs which allow Participant to acquire Shares in accordance with the terms of this Agreement and the Plan. The Shares, if issued, will give Participant a stake in the ownership of Workday. Participant may receive a return if dividends are paid.

If Workday runs into financial difficulties and is wound up, Participant will be paid only after all other creditors (including holders of preference shares, if any) have been paid. Participant may lose some or all of Participant’s investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment.

The Shares are quoted on the Nasdaq Global Select Market ("Nasdaq"). This means that if Participant acquires Shares, Participant may be able to sell the Shares on the Nasdaq if there are interested buyers. Participant may get less than he or she invested. The price will depend on the demand for the Shares.

For a copy of Workday’s most recent financial statements (and, where applicable, a copy of the auditor’s report on those financial statements), as well as information on risk factors impacting Workday’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion in Workday’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on Workday’s website at http://www.workday.com/en-us/company/investor-relations/sec-filings.html.

Participant should ask questions, read all documents carefully, and seek independent financial advice before participating in the Plan.

NORWAY

Notifications

Foreign Asset/Account Reporting Information. If Shares are acquired under the Plan, Participant may be subject to foreign asset reporting as part of the ordinary tax return. Norwegian banks, financial institutions, limited companies, etc. must report certain information to the Tax Administration. Such information may then be pre-populated in Participant's tax return. However, if Participant has traded, or own, financial instruments (e.g., Shares), Participant must enter this information in Form RF-1159, which is an appendix to the tax return.

POLAND

Notifications

Exchange Control Information. Polish residents holding foreign securities (including Shares) and maintaining accounts abroad (including any brokerage account) must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (calculated individually or together with all other assets/liabilities held abroad) exceeds a specified threshold (currently PLN7,000,000). If required, the reports are due on a quarterly basis on special forms available on the website of the National Bank of Poland.

In addition, any transfer of funds in excess of a specified threshold (currently €15,000, but if such transfer is connected with business activity of an entrepreneur, PLN15,000) must be effected through a bank account in Poland. Participant should maintain evidence of such foreign exchange transactions for five years, in case of a request for their production by the National Bank of Poland.

SINGAPORE

Notifications

Securities Law Information. The grant of RSUs under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(i) of the Securities and Futures Act (Cap. 289, Rev Ed 2006) ("SFA"). The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. The RSUs are subject to section 257 of the SFA and Participant should not make any subsequent sale of Shares in Singapore or any offer of such subsequent sale of Shares in Singapore, unless such sale or offer is made (a) more than six (6) months after the Date of Grant, (b) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (c) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA. Workday’s common stock is currently traded on the Nasdaq Global Select Market in the U.S. under the ticker symbol “WDAY” and any Shares acquired pursuant to the RSUs may be sold on this exchange.

Director Notification Obligation. The directors (including associate directors and shadow directors) of a Singapore Parent, Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (a) the acquisition or disposal of an interest (e.g., RSUs granted under the Plan or Shares) in Workday or any Parent, Subsidiary or Affiliate, (b) any change in previously-disclosed interests (e.g., sale of Shares), or (c) becoming a director, associate director or shadow director of a Parent, Subsidiary or Affiliate in Singapore, if the individual holds such an interest at that time. These notification requirements apply regardless of whether the directors are residents of or employed in Singapore.

SOUTH AFRICA

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 7 of the Agreement:

By accepting the RSUs, Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the RSUs. If Participant fails to advise the Employer of the gain realized upon vesting of the RSUs, then he or she may be liable for a fine. Participant will be solely responsible for paying the difference between the actual tax liability and the amount withheld by Workday or the Employer.

Notifications

Securities Law Information. In compliance with South African securities law, the documents listed below are available for Participant’s review on Workday’s website at https://www.workday.com/en-us/company/investor-relations.html and on Workday’s intranet, respectively:

1.	Workday’s most recent annual financial statements; and

2.	Workday’s most recent Plan prospectus.

A copy of the above documents will be sent to Participant free of charge on written request to Workday’s Global Stock Administration by logging a People Guide Request in Service Hub.

Participant should carefully read the materials provided before making a decision whether to participate in the Plan.

Exchange Control Information. Participant is solely responsible for complying with applicable South African exchange control regulations. As the exchange control regulations are subject to change, Participant should consult Participant’s legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure compliance with current regulations.

SOUTH KOREA

Notifications

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements Section 8 of the Agreement:

By accepting the RSUs, Participant consents to participating in the Plan and acknowledges that he or she has received a copy of the Plan.

Participant understands that Workday has unilaterally, gratuitously and discretionally decided to grant RSUs to acquire Shares under the Plan to individuals who may be Employees, Consultants, Directors or Non-Employee Directors of Workday or any Parent or Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Workday or any Parent or Subsidiary. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares acquired at vesting of the RSUs are not part of any employment or service agreement (either with Workday or any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.

In addition, Participant understands that the RSUs would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to RSUs shall be null and void.

Further, Participant acknowledges, understands and agrees that Participant will not be entitled to continue vesting in any RSUs once Participant’s employment or service Terminates. This will be the case, for example, even in the event of a Termination of a Participant by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause or adjudged/recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged and/or recognized to be with or without cause, material modification of the terms of employment or service under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statue, Article 50 of the Workers’ Statue, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Notifications

Securities Law Information. The RSUs do not qualify under Spanish law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. The Plan, this Agreement and any other RSU grant documents have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and do not constitute a public offering prospectus.

Exchange Control Information. Participant must declare the acquisition, ownership and sale of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Trade and Tourism, for statistical purposes. Generally, the declaration must be filed in January for Shares owned as of December 31 of the prior year on a Form D-6; however, if the value of the Shares purchased under the Plan or sold exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.

Further, Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to Participant by Workday or any U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceeds €1,000,000.

Foreign Asset/Account Reporting Information. To the extent Participant holds assets (e.g., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of asset (e.g., cash or Shares) as of December 31 each year, Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by March 31 following the end of the relevant tax year.

SWEDEN

Terms and Conditions

Authorization to Withhold. This provision supplements Section 7 of the Agreement.

Without limiting Workday’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Agreement, in accepting the grant of RSUs, Participant authorizes Workday and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether Workday and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. Neither this document nor any materials relating to the Shares (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of Workday or one of its Parents, Subsidiaries or Affiliates, and (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

Foreign Asset/Account Reporting Information. Participant is required to declare all foreign bank and brokerage accounts in which cash or securities are held, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on the tax return (Wertschriftenverzeichnis).

TAIWAN

Notifications

Securities Law Information. The offer of participation in the Plan is available only to eligible Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

Exchange Control Information. Taiwanese residents may acquire and remit foreign currency in relation to the Plan into Taiwan through an authorized foreign exchange bank in an amount of up to USD 5 million per year. If the transaction amount is TWD 500,000 or more in a single transaction, a foreign exchange transaction form and other supporting documentation may need to be submitted to the remitting bank.

THAILAND

Notifications

Exchange Control Information. Unless Participant can rely on any applicable exemptions, he or she must repatriate any funds received from participating in the Plan (such as proceeds from the sale of Shares and cash dividends received in relation to the Shares) to Thailand immediately upon receipt if the amount of funds received in a single transaction is US$1,000,000 or more. Participant must then either convert the funds to Thai Baht or deposit the funds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the funds to Thailand. In addition, the details of the foreign currency transaction, including Participant’s identification information and the purpose of the transaction, must be provided to the authorized agent.

If Participant does not comply with this obligation, Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Participant should consult a legal advisor before selling Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with exchange control laws in Thailand, and neither Workday nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 7 of the Agreement:

Without limitation to Section 7 of the Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by Workday or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified Workday and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of Workday (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is a director or executive officer and income tax is not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant understands that Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying Workday or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which Workday or the Employer may obtain from Participant by any of the means referred to in the Plan or Section 7 of the Agreement.

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
GLOBAL NOTICE OF STOCK OPTION GRANT1

Unless otherwise defined herein, the terms defined in the Workday, Inc. 2022 Equity Incentive Plan (the “Plan”) will have the same meanings in this Global Notice of Stock Option Grant and the electronic representation of this Global Notice of Global Stock Option Grant established and maintained by Workday, Inc. (“Workday”) or a third party designated by Workday (the “Notice”).

Name:

Address:

You (“Participant”) have been granted an option to purchase shares of Common Stock of Workday under the Plan subject to the terms and conditions of the Plan, this Notice and the Stock Option Award Agreement (the “Option Agreement”), including any applicable jurisdiction-specific provisions in the appendices attached hereto (the “Appendices”) which constitute part of this Option Agreement.

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Type of Option:	Non-Qualified Stock Option/Incentive Stock Option

Expiration Date:	________ __, 20__; This Option expires earlier in the event of Participant’s Termination, as described in the Option Agreement.

Vesting Schedule:	[Insert applicable vesting schedule, which may be based on service/and or performance metrics]

By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:

1)	Participant understands that Participant’s service with Workday or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is at will), subject to applicable law and/or employment or service agreement, and that nothing in this Notice, the Option Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the Options pursuant to this Notice is subject to Participant’s continuing service as an Employee, Director or Consultant. If Participant’s service is Terminated for any reason (regardless of whether the termination is in breach of employment laws in the jurisdiction where Participant is employed or is later found to be invalid), such Termination will be considered effective on the date Participant ceases to provide services to Workday or one of its Parents, Subsidiaries or Affiliates and, unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the Option will not be extended by any notice period or garden leave mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement. Unless otherwise expressly provided in the Plan or the Agreement or determined by the Committee, Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date. To the extent permitted by applicable law, Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Workday policies relating to work schedules and vesting of Awards or as determined by the Committee.

1 The specific information provided in this Notice may be delivered in electronic form.

2)	Participant has read Workday’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires, disposes of, or otherwise transacts in Workday’s securities.

3)	Participant also understands that this Notice is subject to the terms and conditions of both the Option Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Option Agreement and the Plan.

4)	By accepting this Option, Participant consents to electronic delivery and participation as set forth in the Option Agreement.

If you wish to decline your Option, you should promptly notify our Stock Plan Administrator at stock.admin@workday.com. If you do not provide such notification within thirty (30) days after the Date of Grant, you will be deemed to have accepted your Options on the terms and conditions set forth herein.

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AWARD AGREEMENT

Unless otherwise defined in this Global Stock Option Award Agreement (the “Option Agreement”), any capitalized terms used herein will have the meaning ascribed to them in the Workday, Inc. 2022 Equity Incentive Plan (the “Plan”).

Participant has been granted an option to purchase Shares (the “Option”) of Workday, Inc. (“Workday”), subject to the terms and conditions of the Plan, the Global Notice of Stock Option Grant (the “Notice”) and this Option Agreement, including any applicable jurisdiction-specific provisions in the appendices attached hereto (the “Appendices”) which constitute part of this Option Agreement.

1. Vesting Rights. Subject to the applicable provisions of the Plan and this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.

2. Termination Period.

(a) General Rule. Except as provided below, and subject to the Plan, the portion of the Option that is vested and exercisable as of Participant’s Termination Date may be exercised for three (3) months after Participant’s Termination Date, and this Option will expire on the date three (3) months after Participant’s Termination Date, provided that in no event will this Option be exercised later than the Expiration Date set forth in the Notice. Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”), as provided in the Plan. For purposes of the Option, the Termination Date will be the date Participant ceases to provide services to Workday or one of its Parents, Subsidiaries or Affiliates and, unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the Option will not be extended by any notice period or garden leave mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement. Participant’s right to exercise the Option after Termination of service, if any, will be measured from the Termination Date. Unless otherwise provided in this Option Agreement or determined by the Company, Participant’s right to vest in the Option, if any, will terminate as of the Termination Date and Participant’s right to exercise the Option after termination of service, if any, will be measured from the Termination Date.

(b) Death; Disability. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her death or “permanent and total disability” as described in the Plan, or if a Participant dies within three (3) months of the Termination Date, the portion of the Option that is vested and exercisable on the Termination Date may be exercised for twelve (12) months after the Termination Date and this Option will expire on the date twelve (12) months after the Termination Date, provided that in no event will this Option be exercised later than the Expiration Date set forth in the Notice. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her Disability (other than a “permanent and total disability”), the portion of the Option that is vested and exercisable as of the Termination Date may be exercised for six (6) months after the Termination Date and this Option will expire on the date six (6) months after the Termination Date, provided that in no event will this Option be exercised later than the Expiration Date set forth in the Notice.

(c) Cause. Unless otherwise determined by the Committee, if the Participant is Terminated for Cause (as defined in the Plan, unless otherwise provided in an employment agreement or other applicable agreement) or if the Participant’s service is Terminated and following such Termination the Committee has reasonably determined in good faith that such Participant could have been Terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the Termination Date), then the Participant’s Option (whether vested or unvested) will expire on such Termination Date, or at such later or earlier time and on such conditions as are determined by the Committee.

(d) No Notification of Exercise Periods. Participant is responsible for keeping track of the applicable exercise periods following Participant’s Termination for any reason. Workday is not obligated to provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

3. Grant of Option. The Participant named in the Notice has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan will prevail. If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the U.S. $100,000 rule of Code Section 422(d) it will be treated as a Nonqualified Stock Option (“NQSO”).

4. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Option Agreement. In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Option Agreement. This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by Workday pursuant to the provisions of the Plan. The Exercise Notice will be delivered from the person entitled to exercise the Option via electronic execution through Workday’s authorized third-party administrator or in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of Workday or other person designated by Workday. The Exercise Notice will be accompanied by full payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined in Section 8(a) below) that Workday has determined must be withheld. Full payment may consist of any consideration and method of payment authorized by the Committee or Workday and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant.

(c) This Option will be deemed to be exercised upon receipt by Workday of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and payment of any Tax-Related Items. No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares (subject to applicable law).

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) if permitted by the Committee, certificates for Shares that Participant owns, along with any forms needed to effect a transfer of those Shares to Workday, the value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price. Instead of surrendering Shares, Participant may attest to the ownership of those Shares on a form provided by Workday and have the same number of Shares subtracted from the Exercised Shares issued to Participant. However, Participant may not surrender, or attest to the ownership of, Shares of Workday stock in payment of the Exercise Price of Participant’s Option if Participant’s action would cause Workday to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

(d) a “broker-assisted” or “same-day sale” (as described in Section 11(c) of the Plan); or

(e) other method authorized by the Committee or permitted under the Plan,

provided, that the Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan. In particular, if Participant is located outside the United States, Participant should review the applicable provisions of the Appendix for any such restriction that may currently apply.

6. Non-Transferability of Option. This Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant or unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.

7. Term of Option. This Option will in any event expire on the Expiration Date set forth in the Notice, which date is 10 years after the Date of Grant (five years after the Date of Grant if this Option is designated as an ISO in the Notice of Stock Option Grant and Section 5.3 of the Plan applies).

8. Responsibility for Taxes.

(a) Withholding. Participant acknowledges that, regardless of any action taken by Workday or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by Workday or the Employer. Participant further acknowledges that Workday and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that Workday and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE JURISDICTION(S) IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION.

Prior to any relevant taxable or tax withholding event, as applicable, to the extent permitted by applicable law Participant agrees to make arrangements satisfactory to Workday and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes Workday and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations or rights for Tax-Related Items by one or a combination of the following:

(i)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer);

(ii)	withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by Workday (on Participant’s behalf pursuant to this authorization) without further consent;

(iii)	withholding in Shares to be issued upon exercise of the Option;

(iv)	withholding from Participant’s wages or other cash compensation payable to Participant by Workday and/or the Employer or any Parent, Subsidiary or Affiliate; or

(v)	any other arrangement approved by the Committee,

all under such rules as may be established by the Committee and in compliance with Workday’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of Workday under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the tax withholding event.

Depending on the withholding method, Workday may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates in Participant’s jurisdiction(s), including minimum rates or up to the maximum rates applicable in Participant’s jurisdiction(s). In the event the application of the withholding rate determined by Workday leads to over-withholding, Participant may receive a refund of any over-withheld amount in cash from Workday or the Employer (and will have no entitlement to the equivalent value in Shares) or, if not refunded by Workday or the Employer, Participant may be able to seek a refund from the applicable tax authority. In the event of under-withholding by Workday or the Employer for any reason, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares issued upon exercise of the Options notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to Workday or the Employer any amount of Tax-Related Items that Workday or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. Workday may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(b) Notice of Disqualifying Disposition of ISO Shares. For U.S. taxpayers, if Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, Participant will immediately notify Workday in writing of such disposition. Participant agrees that he or she may be subject to income tax withholding by Workday on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current wages or other cash compensation paid to Participant by Workday and/or the Employer or any Parent, Subsidiary or Affiliate.

9. Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by Workday, it is discretionary in nature, and may be amended, suspended or terminated by Workday at any time, to the extent permitted by the Plan;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future Option or other grants, if any, will be at the sole discretion of Workday;

(d) the Option grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with Workday, the Employer or any Parent, Subsidiary or Affiliate and shall not interfere with any ability Workday, the Employer or any Parent, Subsidiary or Affiliate, as applicable, may have to Terminate Participant’s employment or service;

(e) Participant is voluntarily participating in the Plan;

(f) the Option and the Shares subject to the Option, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g) the Option and the Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;

(i) if the underlying Shares do not increase in value, the Option will have no value;

(j) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the Exercise Price;

(k) no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from (i) the application of any compensation recovery or clawback policy adopted by Workday or otherwise required by law, or (ii) Participant’s Termination (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);

(l) unless otherwise provided in the Plan or by Workday in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(m) neither Workday, the Employer nor any Parent, Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

10. No Advice Regarding Grant. Workday is not providing any tax, legal or financial advice, nor is Workday making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11. Language. Participant acknowledges that he or she is sufficiently proficient in English or has consulted with an advisor who is proficient in English, as to allow Participant to understand the terms and conditions of this Option Agreement, including the Appendix and any other documents related to the Plan. If Participant has received this Option Agreement or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12. Jurisdiction-Specific Provisions. Notwithstanding any provisions in this Option Agreement, the Option grant will be subject to any special terms and conditions for Participant’s jurisdiction set forth in the Appendices. Moreover, if Participant relocates to one of the jurisdictions included in the Appendices, the special terms and conditions for such jurisdiction will apply to Participant, to the extent Workday determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of this Option Agreement.

13. Imposition of Other Requirements. Workday reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent Workday determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

14. Acknowledgement. Workday and Participant agree that the Option is granted under and governed by the Notice, this Option Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

15. Entire Agreement; Enforcement of Rights. This Option Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Option Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Option Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Option Agreement will not be construed as a waiver of any rights of such party.

16. Compliance with Laws and Regulations. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by Workday and Participant with all applicable U.S. and non-U.S. local, state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Workday’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that Workday is under no obligation to register or qualify the Shares with any U.S. state or federal or any non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that Workday shall have unilateral authority to amend the Plan and this Option Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Option Agreement shall be endorsed with appropriate legends, if any, determined by Workday.

17. Severability. If one or more provisions of this Option Agreement are held to be unenforceable under applicable law, such provision(s) will be enforced to the maximum extent possible given the intent of the parties hereto and the parties agrees to renegotiate any unenforceable provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such unenforceable provision, then (a) such provision will be excluded from this Option Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Option Agreement will be enforceable in accordance with its terms.

18. Governing Law and Venue. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s principles of conflict of laws.

Any and all disputes relating to, concerning or arising from this Option Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Option Agreement, will be brought and heard exclusively in the United States District Court for the Northern District of California or the Superior Court of California, Alameda County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

19. Insider Trading / Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States and, if different, Participant’s country, which may affect Participant’s ability to directly or indirectly accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding Workday (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing the inside information. Furthermore, Participant may be prohibited from (a) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (b) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Workday insider trading policy and/or any Workday 10b5-1 trading plan. Neither Workday nor any Parent, Subsidiary or Affiliate will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws. In addition, Participant acknowledges that he or she read Workday’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires, disposes of, other otherwise transacts in Workday’s securities.

20. Foreign Asset/Account and Tax Reporting Requirements and Exchange Controls. Participant acknowledges that his or her country may have certain foreign asset and/or foreign account reporting and/or tax reporting requirements and exchange controls which may affect Participant’s ability to acquire or hold Shares purchased under the Plan or cash received from participating in the Plan (including from any dividends paid on or sales proceeds arising from the sale of Shares acquired under the Plan) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility comply with such regulations, and Participant should consult a personal legal advisor for any details.

21. Option Subject to Workday Clawback or Recoupment. To the extent permitted by applicable law, the Options will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or Compensation Committee or required by law during the term of Participant’s employment or other service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, Workday may require the cancellation of Participant’s Options (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Options.

22. No Rights as Employee, Director or Consultant. Nothing in this Option Agreement will affect in any manner whatsoever any right or power Workday, the Employer or any Parent, Subsidiary or Affiliate may have to terminate Participant’s service, for any reason, with or without Cause.

23. No Stockholder Rights. Unless and until the Shares are issued (as evidenced by the appropriate entry on the books of Workday or of a duly authorized transfer agent of Workday), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option.

24. Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and Workday agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Option Agreement. Participant has reviewed the Plan, the Plan prospectus, the Notice and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Option Agreement. Participant further agrees to notify Workday upon any change in Participant’s residence address indicated on the Notice.

By acceptance of this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by Workday or a third party designated by Workday and consents to the electronic delivery of the Notice, this Option Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of Workday, and all other documents that Workday is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Workday intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at Workday’s discretion. Participant acknowledges that Participant may receive from Workday a paper copy of any documents delivered electronically at no cost if Participant contacts Workday by telephone, through a postal service or electronic mail to Stock Administration at stock.admin@workday.com. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to Workday or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying Workday of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery.

APPENDIX A

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

DATA PRIVACY PROVISIONS FOR EMPLOYEES OUTSIDE THE UNITED STATES

PART 1 - EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM

Data Privacy Notice.

(a)           Data Collection and Usage. Workday and any Parent, Subsidiary, or Affiliate, including the Employer, may control, collect, process and use certain information, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in Workday, details of all stock options or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purposes of implementing, administering and managing the Plan. Processing of personal data for Plan purposes will be necessary for the performance of the Agreement or in the legitimate interests of Workday, the Employer, any Parent, Subsidiary, Affiliate or a third party which are not overridden by Participant privacy rights, interests or freedoms on balance.

(b)           Stock Plan Administration Service Providers. Workday transfers relevant Plan information, including Participant personal data to E*Trade Financial Corporate Services, Inc. and E*Trade Securities LLC (collectively, “E*Trade”), an independent service provider based in the United States, which is assisting Workday with the implementation, administration and management of the Plan. Workday may select a different service provider or additional service providers and share information including personal data with such other provider(s) serving in a similar manner. Participant may be asked to agree on separate terms or acknowledge data processing practices with the service provider, with such agreement or practice being a condition to the ability to participate in the Plan.

(c)            International Data Transfers. Workday, E*Trade and relevant service providers are based in the United States. Personal data will be processed in the United States and other international locations in connection with global operations from time to time. Participant’s jurisdiction may have different data privacy laws. To protect data privacy rights, Workday maintains a program to implement international data transfer safeguards, this may include entering approved standard contractual clauses with data importers where required by Participant’s local jurisdiction laws.

(d)           Data Retention. Personal data will be processed only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax securities, exchange control and labor laws. This period may extend beyond when Participant’s service Terminates. When Workday no longer needs personal data, Workday will remove it from its systems to the fullest extent reasonably practicable. If Workday keeps personal data longer, it would be to satisfy legal or regulatory obligations and Workday’s legal basis, where required, would include the relevant laws or regulations.

(e)           Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based and relevant data privacy laws regulating the processing activity, such rights may include the right to (i) request access or copies of personal data Workday processes, including a summary of processing activities and recipient categories, (ii) rectification, (iii) deletion or erasure, (iv) restrictions on processing, (v) portability and/or (vi) lodge complaints with competent authorities in Participant’s jurisdiction. To receive clarification regarding this data privacy notice, these rights or to exercise applicable rights in relation to the personal data processed by Workday, Participant can make an electronic request via Workday’s Privacy Portal or write to the office address specified in Workday’s Employment Privacy Statement.

(f)            Workday’s Employment Privacy Statement. Further information on Workday’s data privacy practices can be found within Workday’s Employment Privacy Statement which supplements this data privacy notice.

PART 2 - COUNTRIES OUTSIDE THE EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM

Data Privacy Notice and Consent.

(a)           Data Collection and Usage. Workday and any Parent, Subsidiary, or Affiliate, including the Employer, may collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in Workday, details of all stock options or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Participant’s consent.

(b)           Stock Plan Administration Service Providers. Workday transfers Data to E*Trade Financial Corporate Services, Inc. and E*Trade Securities LLC (collectively, “E*Trade”), an independent service provider based in the United States, which is assisting Workday with the implementation, administration and management of the Plan. Workday may select a different service provider or additional service providers and share Data with such other provider(s) serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(c)            International Data Transfers. Workday and its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. Workday’s legal basis, where required, for the transfer of Data is Participant’s consent.

(d)           Data Retention. Workday will hold and use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax securities, exchange control and labor laws. This period may extend beyond when Participant’s service Terminates. When Workday no longer needs the Data, Workday will remove it from its systems to the fullest extent reasonably practicable. If Workday keeps Data longer, it would be to satisfy legal or regulatory obligations and Workday’s legal basis, where required, would be the relevant laws or regulations.

(e)           Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that Workday would not be able to grant stock options or other equity awards to Participant or administer or maintain such awards.

(f)            Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access or copies of Data Workday processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding this data privacy notice, these rights or to exercise applicable rights in relation to the personal data processed by Workday, Participant can make an electronic request via Workday’s Privacy Portal or write to the office address specified in Workday’s Employment Privacy Statement.

(g)           Workday’s Employment Privacy Statement. Further information on Workday’s data privacy practices can be found within Workday’s Employment Privacy Statement which supplements this data privacy notice.

By accepting the Option and indicating consent via Workday’s acceptance procedure, Participant is declaring that Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by Workday and the transfer of Data to the recipients mentioned above, including recipients located in countries which may not provide the same level of protection as Participant's country from a data protection perspective, for the purposes described above.

APPENDIX B

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AWARD AGREEMENT

JURISDICTION-SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant resides and/or works in one of the jurisdictions below. This Appendix B forms part of the Option Agreement. Any capitalized term used in this Appendix B without definition will have the meaning ascribed to it in the Notice, the Option Agreement or the Plan, as applicable.

If Participant is a citizen or resident of a jurisdiction, or is considered resident of a jurisdiction, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between jurisdictions after the Date of Grant, Workday will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

Notifications

This Appendix B also includes information relating to securities laws, exchange control, foreign asset / account reporting requirements and other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective jurisdictions as of March 2022. Such laws are often complex and change frequently. As a result, Participant should not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant exercises the Option or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and Workday is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s jurisdiction may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a jurisdiction, or is considered resident of a jurisdiction, other than the one in which Participant is currently working, or Participant transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

AUSTRALIA

Notifications

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in the Act).

Securities Law Information. If Participant offers any Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law (in addition to any requirements under the Plan and this Option Agreement). Participant should consult with his or her personal legal advisor prior to making any such offer to ensure compliance with the applicable requirements.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transaction may file the report on Participant's behalf. If there is no Australian bank involved in the transfer, Participant will be required to file the report. Participant should consult with his or her personal advisor to ensure proper compliance with applicable reporting requirements in Australia.

AUSTRIA

Notifications

Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Participant will be required to report certain information to the Austrian National Bank on an annual basis if the value of the shares as of December 31 meets or exceeds €5,000,000. The deadline for filing the annual report is January 31 of the following year.

In addition, when the Shares are sold or a dividend is received, Participant may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside of Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movement and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

Notifications

Acceptance of Option. The taxation of the Options will depend on when the Options are accepted. Participant will receive a separate letter, acceptance form and undertaking form along with the Option Agreement. Participant should refer to the separate letter for a detailed description of the tax consequences of accepting the Options. Participant should consult with his or her personal tax advisor regarding the tax consequences of accepting the Options and the completion of the additional forms.

Foreign Asset/Account Reporting Information. If Participant is a Belgian resident, Participant is required to report any securities (e.g., Shares acquired under the Plan) or bank account (including brokerage accounts) held outside Belgium on Participant’s annual tax return. In a separate report, Belgian residents are required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be.

CANADA

Terms and Conditions

Exercisability/Termination. This provision supplements or replaces, as applicable, the provisions on Termination and Termination Date set forth in Section 1 of the Global Notice of Stock Option Grant and Section 2 of the Option Agreement as well as the “Termination” and “Termination Date” definitions in Section 29 of the Plan (and, for the avoidance of doubt, the definition of “Termination Date” included herein replaces the definition of “Termination Date” set forth in Section 2(a) of this Agreement and Section 29 of the Plan as permitted by the Plan):

Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”), as provided in the Plan. For purposes of the Option, the Termination Date will be the date Participant is no longer actually providing services (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or service agreement, if any). Unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the Option will exclude and will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. Participant will not earn, or be entitled to earn, any pro-rated vesting or exercisability for that portion of time before the date on which Participant’s right to vest in or exercise the Option terminates, nor will Participant be entitled to any compensation for lost vesting or exercisability. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting and/or exercisability during a statutory notice period, Participant’s right to vesting or exercise of the Option, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting or extended exercisability if the vesting date or exercisability period falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting or exercisability.

Method of Payment. The following provision supplements Section 5 of the Option Agreement:

Due to tax considerations in Canada, payment of the aggregate Exercise Price may not be made by the method set forth in Section 5(c) of the Option Agreement. Workday reserves the right to allow this method of payment depending on the development of applicable law.

The following provisions apply to Participants in Quebec:

Data Privacy. The following provision supplements Part 2 of Appendix A.

Participant hereby authorizes Workday and Workday’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved with the administration and operation of the Plan for purposes that relate to the administration of the Plan. Participant further authorizes Workday, the Employer and/or any other Parent, Subsidiary or Affiliate to disclose and discuss such information with their advisors. Participant acknowledges and agrees that Participant's personal information, including any sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the U.S. Participant also authorizes Workday, the Employer and/or any other Parent, Subsidiary or Affiliate to record such information and to keep such information in Participant’s employment file. If applicable, Participant also acknowledges and authorizes Workday, the Employer and/or any other Parent, Subsidiary or Affiliate involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

Language Consent. The parties acknowledge that it is their express wish that this Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir exigé que cette convention [“Option Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Notifications

Securities Law Information. Participant understands he or she is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market (the “Nasdaq”).

Foreign Asset/Account Reporting Information. Canadian residents are required to report foreign specified property, including Shares and rights to receive Shares (e.g., Options), on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. Options must be reported (generally, at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by Participant. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares.

CHINA

Terms and Conditions

The following provisions govern Participant’s participation in the Plan only if Participant is subject to exchange control restrictions in the People’s Republic of China (“China”), as determined by Workday in its sole discretion.

Vesting and Exercisability. This section supplements Sections 1 and 2 of the Option Agreement:

Workday is under no obligation to vest Options or issue Shares unless and until its registration application is approved by the Chinese State Administration of Foreign Exchange (“SAFE”). Further, at Workday’s discretion, the Option will not vest or be exercised and Shares will not be issued if, at the time Participant’s Option is otherwise scheduled to vest, the SAFE registration has become invalid or ceased to be effective for any reason. Further, Options will not vest or become exercisable and the underlying Shares will not be issued unless and until Workday determines that such vesting and issuance of Shares complies with all relevant laws and regulations.

Method of Payment. The following provision supplements Section 5 of the Option Agreement:

To facilitate compliance with applicable laws and regulations in China, payment of the aggregate Exercise Price must be made by consideration received by Workday pursuant to a broker-assisted exercise or “same-day sale” or other form of cashless exercise program implemented by Workday in connection with the Plan. Workday reserves the right to allow additional methods of payment depending on the development of applicable law.

Exchange Control Requirements. Any Shares that Participant acquires at vesting or exercise of the Option (less amounts required to be withheld to satisfy Tax-Related Items) will be credited to Participant’s account with E*Trade or such other broker as may be selected by Workday. Participant understands that these Shares must remain in such account until Participant decides or is required to sell them. Participant understands and agrees that, due to exchange control laws in China, Participant will be required to immediately repatriate to China any funds received from participating in the Plan (including cash proceeds from the sale of Shares and any dividends paid on such Shares). Participant further understands that, under exchange control laws in China, such repatriation of the funds will need to be effected through a special exchange control account established by Workday, the Employer or another Subsidiary, and Participant hereby consents and agrees that the funds will be transferred to such special account prior to being delivered to Participant. Participant also understands that Workday will deliver the funds to Participant as soon as possible, but there may be delays in distributing the funds to Participant due to exchange control requirements in China. The funds may be paid in U.S. dollars or local currency, at Workday’s discretion. If the funds are paid in U.S. dollars, Participant understands that Participant may be required to open a U.S. Dollar bank account in China into which the funds can be deposited. If the funds are converted to local currency, Participant acknowledges that Workday is under no obligation to secure any particular currency conversion rate, and that it may face delays in converting the funds to local currency. Participant will bear the risk of any currency conversion rate fluctuation between the date that the Shares are sold (or any other funds are received) and the date of conversion of the funds to local currency. Participant must comply with any other requirements imposed by Workday in the future in order to facilitate compliance to the exchange control requirements in China.

CZECH REPUBLIC

Notifications

Exchange Control Information. Upon request of the Czech National Bank, Participant may be required to file a report in connection with the Option and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, Participant should consult with his or her personal advisor before vesting or exercise of the Option and before opening any foreign accounts in connection with the Option to ensure compliance with current regulations. Participant is responsible for complying with applicable Czech exchange control laws.

DENMARK

Terms and Conditions

Danish Stock Option Act. Participant acknowledges that he or she has received the Employer Statement in Danish which sets forth additional information about the Option to the extent that the Danish Stock Option Act, as amended as of 1 January 2019 (the “Act”), applies.

Participant understands that the Act only applies to “employees” as that term is defined in Section 2 of the Act. If Participant is a member of the registered management of a Subsidiary in Denmark or otherwise does not satisfy the definition of employee, he or she is not subject to the Act and the Employer Statement will not apply to him or her.

Notifications

Foreign Asset/Account Reporting Information. If the Participant establishes an account holding Shares or cash outside Denmark, the Participant must report the account to the Danish Tax Administration. The form may be obtained from a local bank.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Language Consent. By accepting the Option, Participant confirms having read and understood the Plan and this Option Agreement, which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant cette Attribution, le Participant confirme avoir lu et compris le Plan et le présent Contrat d’Attribution qui ont été transmis en langue anglaise. Le Participant accepte les termes et conditions de ces documents en connaissance de cause.

Notifications

Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is exceeds a certain threshold. Participant should consult with a personal legal advisor for further details regarding this requirement.

Foreign Asset/Account Reporting Information. If Participant holds securities (including Shares purchased under the Plan) or maintains a foreign bank account, Participant is required to report these to the French tax authorities when filing Participant’s annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross border payments in excess of €12,500 must be reported monthly to the Deutsche Bundesbank. Such reporting obligation might arise when the Option is exercised and when Shares are subsequently sold by Participant. Participant is responsible for complying with applicable reporting obligations and should consult with a personal legal advisor on this matter.

Foreign Asset/Account Reporting Information. If Participant’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant will need to report the acquisition when he or she files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event that Participant holds Shares exceeding 10% of the total capital of Workday. However, if the Shares are listed on a recognized U.S. stock exchange and Participant owns less than 1% of Workday, this requirement will not apply to him or her. If applicable, Participant will be responsible for obtaining the appropriate form from a German federal bank and complying with the reporting obligations.

GREECE

Foreign Asset/Account Reporting Information. If Participant acquires Shares under the Plan, Participant must report such foreign assets on Participant's tax return.

HONG KONG

Terms and Conditions

Securities Law Information. WARNING: The grant of the Option under the Plan and the Shares subject to the Option do not constitute a public offer of securities under Hong Kong law and are available only to employees of Workday, its Subsidiaries and any Parent. This Option Agreement and the Plan and any other incidental communication materials distributed in connection with the Plan (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of eligible employees of Workday, its Subsidiaries and any Parent, and may not be distributed to any other person.

Participant is advised to exercise caution in relation to the right to acquire Shares. If Participant is in any doubt about any of the contents of this Option Agreement, the Plan or any other incidental communication materials distributed in connection with the Plan, Participant should obtain independent professional advice.

Sale of Shares. By accepting the Option, Participant agrees that in the event Shares are issued in respect of the Option within six months of the Date of Grant, Participant will not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

INDIA

Terms and Conditions

Method of Payment. The following provision supplements Section 5 of the Option Agreement:

Payment of the aggregate Exercise Price must be made in compliance with applicable exchange control laws.

Without limitation to the foregoing, to facilitate compliance with applicable exchange control laws in India, Workday may require that payment of the aggregate Exercise Price be made by consideration received by Workday pursuant to a broker-assisted exercise or “same-day sale” or other form of cashless exercise program implemented by Workday in connection with the Plan.

Notifications

Exchange Control Information. Participants resident in India are required to repatriate to India any funds received under the Plan within such period of time prescribed under applicable Indian exchange control regulations, as may be amended from time to time. Upon repatriation, a foreign inward remittance certificate (“FIRC”) will be issued by the bank where the foreign currency is deposited. The FIRC should be retained as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. Indian residents must declare the following items in their annual tax returns: (i) any foreign assets held (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which the resident has signing authority. It is Participant’s responsibility to comply with applicable tax laws in India. Participant should consult with a personal tax advisor to ensure proper reporting of foreign assets and bank accounts.

INDONESIA

Terms and Conditions

Language Consent. By accepting the Award, Participant (i) confirms having read and understood these documents provided in the English language, (ii) accepts the terms of these documents accordingly, and (iii) agrees not to challenge the validity of these documents based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa. Dengan menerima Penghargaan ini, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian Penghargaan ini (yaitu Rencana dan Perjanjian Opsi Saham) yang disediakan untuk anda dalam bahasa Inggris, (ii) anda menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau peraturan pelaksana dari Peraturan Presiden (ketika diterbitkan nantinya).

Notifications

Exchange Control Information. Foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding USD 25,000, the underlying document of that transaction will have to be submitted to the relevant local bank. If Participant repatriates funds (e.g., proceeds from the sale of Shares) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia.

For transactions of USD 10,000 or more (or its equivalent in other currency), a more detailed description of the transaction must be included in the report and Participant may be required to provide information about the transaction to the bank in order to complete the transaction.

Foreign Asset/Account Reporting Information. Indonesian residents are required to report worldwide assets (including foreign accounts and Shares acquired under the Plan) in their annual individual income tax return.

IRELAND

Notifications

Director Notification Requirement. If Participant is a director, shadow director or secretary of an Irish Parent or Subsidiary, Participant must notify the Irish Parent or Subsidiary in writing upon (a) receiving or disposing of an interest in Workday (e.g., options, Shares, etc.), (b) becoming aware of the event giving rise to the notification requirement, or (c) becoming a director or secretary if such an interest exists at the time, in each case if the interest represents more than 1% of Workday’s share capital or voting rights. This notification requirement also applies with respect to the interests of any spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

ITALY

Terms and Conditions

Plan Document Acknowledgement. Participant acknowledges that by accepting the Option, Participant has been given access to the Plan document, has reviewed the Plan and this Option Agreement in their entirety and fully understands and accepts all provisions of the Plan and this Option Agreement. Further, Participant acknowledges that he or she has read and expressly approves the following sections of the Option Agreement: Section 1. Vesting Rights; Section 2. Termination Period; 8. Responsibility for Taxes; Section 9. Nature of Grant; Section 10. No Advice Regarding Grant; Section 11. Language; Section 13. Imposition of Other Requirements; Section 16. Compliance with Laws and Regulations; Section 18. Governing Law and Venue; Section 21: Option Subject to Workday Clawback or Recoupment; Section 24. Consent to Electronic Delivery of All Plan Documents and Disclosures.

Notifications

Foreign Asset/Account Reporting Information. Participant understands that if Participant is an Italian resident and at any time during the fiscal year Participant holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, Participant is required to report these assets on Participant’s annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets, even if Participant does not directly hold investments abroad or foreign assets.

JAPAN

Notifications

Exchange Control Information. If the payment amount to purchase Shares in one transaction exceeds ¥30,000,000, Participant must file a Payment Report with the Ministry of Finance (the “MOF”) (through the Bank of Japan or the bank through which the payment was effected). If the payment amount to purchase Shares in one transaction exceeds ¥100,000,000, Participant must file a Securities Acquisition Report, in addition to a Payment Report, with the MOF (through the Bank of Japan).

Foreign Asset/Account Reporting Information. Participant understands that if Participant holds assets outside of Japan (e.g., Shares acquired under the Plan) with a total net fair market value exceeding ¥50,000,000 (or an equivalent amount in foreign currency) as of December 31 each year, Participant is required to report the details of such assets to the Japanese tax authorities by March 15th of the following year. Participant acknowledges that he or she should consult with Participant’s personal tax advisor to determine Participant’s personal reporting obligations.

LATVIA

There are no country-specific provisions.

MALAYSIA

Terms and Conditions

Data Privacy. The following provision replaces Part 2 of Appendix A.

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, Workday, the Employer and any other Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Workday, the Employer and any other Parent or Subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in Workday, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The source of the Data is the Employer, as well as information which Participant is providing to Workday and the Employer in connection with the Plan and this Option Agreement.

Participant authorizes that Data will be transferred to E*Trade or such other stock plan service provider as may be selected by Workday in the future, which is assisting Workday with the implementation, administration and management of the Plan. Participant further authorizes that Workday, the Employer and any other Parent or Subsidiary will transfer Data among themselves as necessary for the purpose of the implementation, administration and management of Participant’s participation in the Plan, and that Workday, the Employer and any other Parent or Subsidiary may each further transfer Data to third parties assisting Workday in the implementation, administration and management of the Plan, including any requisite transfer to a broker or another third party with whom Participant may elect to deposit any Shares acquired under the Plan. Participant authorizes that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative, whose email address is cynthia.chan@workday.com. Participant authorizes Workday, E*Trade and any other possible recipients which may assist Workday (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a third party with whom the Participant may elect to deposit any Shares acquired upon vesting of the Option.

Participant authorizes that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that Workday would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative at cynthia.chan@workday.com.

Malaysian Translation

Peserta dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang diterangkan dalam Perjanjian dan sebarang bahan geran Option lain oleh dan di antara, seperti mana yang terpakai, Workday, Majikan dan mana-mana Syarikat Induk atau Anak-Anak Syarikatnya untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut.

Peserta memahami bahawa Workday, Majikan dan mana-mana Syarikat Induk atau Anak-Anak Syarikat mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor passport atau nombor pengenalan lain (seperti, nombor pendaftaran penduduk tetap atau nombor kad pengenalan), gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan sebagai pengarah yang dipegang di Workday, butir-butir semua Options atau apa-apa hak lain atas syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta (“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut. Sumber Data adalah daripada Majikan, dan juga maklumat yang Peserta berikan kepada Workday dan Majikan berhubung dengan Pelan tersebut dan Perjanjian ini.

Peserta memberi kuasa bahawa Data ini akan dipindahkan kepada E*Trade atau pembekal perkhidmatan pelan saham yang ditetapkan oleh Workday pada masa depan yang membantu Workday dengan pelaksanaan, pentadbiran dan pengurusan Pelan tersebut. Peserta juga memberi kuasa bahawa Workday, Majikan dan Syarikat Induk atau Anak-Anak Syarikat lain akan memindahkan Data sesama mereka seperti diperlukan untuk tujuan melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut, dan Workday, Majikan dan Syarikat Induk atau Anak-Anak Syarikat yang lain masing-masing boleh memindahkan Data kepada pihak-pihak ketiga yang membantu Workday dalam pelaksanaan, pentadbiran dan pegurusan Pelan tersebut, termasuk pemindahan yang diperlukan kepada broker atau pihak ketiga yang lain yang mana Peserta boleh memilih untuk mendepositkan Syer-Syer yang diperolehi daripada Pelan tersebut. Peserta mengakui bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau di tempat lain dan bahawa negara penerima-penerima mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta, cynthia.chan@workday.com. Peserta memberi kuasa kepada Workday, E*Trade dan mana-mana penerima-penerima lain yang mungkin membantu Workday (pada masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan bagi menerima, memiliki, menggunakan, menyimpan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut, termasuk apa-apa pemindahan Data yang diperlukan kepada pihak ketiga yang lain dengan sesiapa yang Peserta pilih untuk deposit apa-apa Saham yang diperolehi selepas terletak hak Option.

Peserta memberi kuasa bahawa Data hanya akan disimpan untuk sepanjang tempoh yang diperlukan bagi melaksanakan, mentadbir, dan menguruskan penyertaan Peserta dalam Pelan tersebut. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan terkandung di sini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan Peserta. Peserta selanjutnya memahami bahawa Peserta memberi persetujuan ini secara sukarela. Sekiranya Peserta tidak bersetuju, atau kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan Peserta dengan Majikan tidak akan terjejas; satu-satunya akibat jika Peserta tidak bersetuju atau menarik balik persetujuan Peserta adalah bahawa Workday tidak akan dapat menganugerahkan kepada Peserta Options atau anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan Peserta boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan keizinan atau penarikan balik keizinan, Peserta memahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatan Peserta, cynthia.chan@workday.com.

Notifications

Director Notification Obligation. Directors of Workday’s Malaysian Subsidiary are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such entity in writing within 14 business days of the acquisition or disposal of an interest (e.g., Options granted under the Plan or Shares) in Workday or any related company.

MEXICO

Terms and Conditions

Plan Document Acknowledgement. By accepting the Option, Participant acknowledges that he or she has received a copy of the Plan and the Option Agreement, which Participant has reviewed. Participant acknowledges further that he or she accepts all the provisions of the Plan and the Option Agreement. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 9 (“Nature of Grant”) in the Option Agreement, which clearly provides as follows:

(1) Participant’s participation in the Plan does not constitute an acquired right;

(2) The Plan and Participant’s participation in the Plan are offered by Workday on a wholly discretionary basis;

(3) Participant’s participation in the Plan is voluntary; and

(4) Workday and its Subsidiaries are not responsible for any decrease in the value of any Shares acquired at vesting and exercise of the Option.

Labor Law Policy and Acknowledgment. By accepting the Option, Participant expressly recognizes that Workday, with registered offices at 6110 Stoneridge Mall Road, Pleasanton, California U.S.A., is solely responsible for the administration of the Plan, and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and Workday since Participant is participating in the Plan on a wholly commercial basis and the Workday Mexico S. de R.L. de C.V. (“Workday Mexico”) is his or her sole employer. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and Workday Mexico and do not form part of the employment conditions and/or benefits provided by Workday Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Workday; therefore, Workday reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Workday for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Workday, and its Subsidiaries, affiliates, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Spanish Translation

Términos y Condiciones

Reconocimiento del Plan. Al aceptar la Opción, el Participante reconoce que ha recibido y revisado una copia del Plan y del Acuerdo. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 9 (“Naturaleza del Otorgamiento”) del Acuerdo de Acciones Restringidas, que claramente dispone lo siguiente:

(1) La participación del Participante en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Participante en el Plan se ofrecen por Workday en su discrecionalidad total;

(3) La participación del Participante en el Plan es voluntaria; y

(4) Workday y sus Subsidiarias no son responsables por ninguna disminución en el valor de las acciones adquiridas al conferir la Opción de Acciones Restringidas.

Política Laboral y Reconocimiento. Al aceptar la Opción de Acciones Restringidas, el Participante expresamente reconoce que Workday, con oficinas registradas en Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y Workday, ya que el Participante participa en el Plan en un marco totalmente comercial y Workday Mexico S. de R.L. de C.V. (“Workday Mexico”) es su único patrón. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Workday Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Workday Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Workday; por lo tanto, Workday se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna hacia el Participante.

Finalmente, el Participante por este medio declara que no se reserva ningun derecho o acción que ejercitar en contra de Workday por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante exime amplia y completamente a Workday, y sus afiliadas, subsidiarias, sucursales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales de cualquier demanda que pudiera surgir.

Notifications

Securities Law Information. The Option granted and any Shares acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, this Option Agreement and any other document relating to the Option may not be publicly distributed in Mexico. These materials are addressed to Participant because of his or her existing relationship with Workday and/or any Parent or Subsidiary or Affiliate, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present Employees of the Employer made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Notifications

Securities Law Information. WARNING: Participant is being granted an Option which allows Participant to acquire Shares in accordance with the terms of this Option Agreement and the Plan. The Shares, if issued, will give Participant a stake in the ownership of Workday. Participant may receive a return if dividends are paid.

If Workday runs into financial difficulties and is wound up, Participant will be paid only after all other creditors (including holders of preference shares, if any) have been paid. Participant may lose some or all of Participant’s investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment.

The Shares are quoted on the Nasdaq Global Select Market ("Nasdaq"). This means that if Participant acquires Shares, Participant may be able to sell the Shares on the Nasdaq if there are interested buyers. Participant may get less than he or she invested. The price will depend on the demand for the Shares.

For a copy of Workday’s most recent financial statements (and, where applicable, a copy of the auditor’s report on those financial statements), as well as information on risk factors impacting Workday’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion in Workday’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on Workday’s website at http://www.workday.com/en-us/company/investor-relations/sec-filings.html.

Participant should ask questions, read all documents carefully, and seek independent financial advice before participating in the Plan.

NORWAY

Notifications

Foreign Asset/Account Reporting Information. If Shares are acquired under the Plan, Participant may be subject to foreign asset reporting as part of the ordinary tax return. Norwegian banks, financial institutions, limited companies, etc. must report certain information to the Tax Administration. Such information may then be pre-populated in Participant's tax return. However, if Participant has traded, or own, financial instruments (e.g., Shares), Participant must enter this information in Form RF-1159, which is an appendix to the tax return.

POLAND

Notifications

Exchange Control Information. Polish residents holding foreign securities (including Shares) and maintaining accounts abroad (including any brokerage account) must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (calculated individually or together with all other assets/liabilities held abroad) exceeds a specified threshold (currently PLN7,000,000). If required, the reports are due on a quarterly basis on special forms available on the website of the National Bank of Poland.

In addition, any transfer of funds in excess of a specified threshold (currently €15,000, but if such transfer is connected with business activity of an entrepreneur, PLN15,000) must be effected through a bank account in Poland. Participant should maintain evidence of such foreign exchange transactions for five years, in case of a request for their production by the National Bank of Poland.

SINGAPORE

Notifications

Securities Law Information. The grant of the Option under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(i) of the Securities and Futures Act (Cap. 289, Rev Ed 2006) ("SFA"). The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. The Option is subject to section 257 of the SFA and Participant should not make any subsequent sale of Shares in Singapore or any offer of such subsequent sale of Shares in Singapore, unless such sale or offer is made (a) more than six (6) months after the Date of Grant, (b) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (c) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA. Workday's common stock is currently traded on the Nasdaq Global Select Market in the U.S. under the ticker symbol “WDAY” and any Shares acquired pursuant to the Option may be sold on this exchange.

Director Notification Obligation. The directors (including associate directors and shadow directors) of a Singapore Parent, Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (a) the acquisition or disposal of an interest (e.g., options granted under the Plan or Shares) in Workday or any Parent, Subsidiary or Affiliate, (b) any change in previously-disclosed interests (e.g., sale of Shares), or (c) becoming a director, associate director or shadow director of a Parent, Subsidiary or Affiliate in Singapore, if the individual holds such an interest at that time. These notification requirements apply regardless of whether the directors are residents of or employed in Singapore.

SOUTH AFRICA

Terms and Conditions

Method of Payment. The following provision supplements Section 5 of the Option Agreement:

Payment of the aggregate Exercise Price must be made in compliance with applicable exchange control laws.

Without limitation to the foregoing, to facilitate compliance with applicable exchange control laws in South Africa, Workday may require that payment of the aggregate Exercise Price be made by consideration received by Workday pursuant to a broker-assisted exercise or “same-day sale” or other form of cashless exercise program implemented by Workday in connection with the Plan.

Responsibility for Taxes. The following provision supplements Section 8 of the Option Agreement:

By accepting the Option, Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting or exercise of the Option. If Participant fails to advise the Employer of the gain realized upon vesting or exercise of the Option, then he or she may be liable for a fine. Participant will be solely responsible for paying the difference between the actual tax liability and the amount withheld by Workday or the Employer.

Notifications

Securities Law Information. In compliance with South African securities law, the documents listed below are available for Participant’s review on Workday’s website at https://www.workday.com/en-us/company/investor-relations.html and on Workday’s intranet, respectively:

1.	Workday’s most recent annual financial statements; and

2.	Workday’s most recent Plan prospectus.

A copy of the above documents will be sent to Participant free of charge on written request to Workday’s Global Stock Administration by logging a People Guide Request in Service Hub.

Participant should carefully read the materials provided before making a decision whether to participate in the Plan.

Exchange Control Information. Participant is solely responsible for complying with applicable South African exchange control regulations. As the exchange control regulations are subject to change, Participant should consult Participant’s legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure compliance with current regulations.

SOUTH KOREA

Notifications

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements Section 8 of the Option Agreement:

By accepting the Option, Participant consents to participating in the Plan and acknowledges that he or she has received a copy of the Plan.

Participant understands that Workday has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be Employees, Consultants, Directors or Non-Employee Directors of Workday or any Parent or Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Workday or any Parent or Subsidiary. Consequently, Participant understands that this Option is granted on the assumption and condition that the Option and any Shares acquired at vesting or exercise of the Option are not part of any employment or service agreement (either with Workday or any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.

In addition, Participant understands that the Option would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Option shall be null and void.

Further, Participant acknowledges, understands and agrees that Participant will not be entitled to exercise or continue vesting in any Options once Participant’s employment or service Terminates. This will be the case, for example, even in the event of a Termination of a Participant by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause or adjudged/recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged and/or recognized to be with or without cause, material modification of the terms of employment or service under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statue, Article 50 of the Workers’ Statue, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Notifications

Securities Law Information. The Option does not qualify under Spanish law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. The Plan, this Option Agreement and any other Option grant documents have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and do not constitute a public offering prospectus.

Exchange Control Information. Participant must declare the acquisition, ownership and sale of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Trade and Tourism, for statistical purposes. Generally, the declaration must be filed in January for Shares owned as of December 31 of the prior year on a Form D-6; however, if the value of the Shares purchased under the Plan or sold exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.

Further, Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to Participant by Workday or any U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceeds €1,000,000.

Foreign Asset/Account Reporting Information. To the extent Participant holds assets (e.g., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of asset (e.g., cash or Shares) as of December 31 each year, Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by March 31 following the end of the relevant tax year.

SWEDEN

Terms and Conditions

Authorization to Withhold. This provision supplements Section 8 of the Option Agreement.

Without limiting Workday’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 8 of the Option Agreement, in accepting the grant of the Option, Participant authorizes Workday and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting/exercise to satisfy Tax-Related Items, regardless of whether Workday and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. Neither this document nor any materials relating to the Shares (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of Workday or one of its Parents, Subsidiaries or Affiliates, and (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

Foreign Asset/Account Reporting Information. Participant is required to declare all foreign bank and brokerage accounts in which cash or securities are held, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on the tax return (Wertschriftenverzeichnis).

TAIWAN

Notifications

Securities Law Information. The offer of participation in the Plan is available only to eligible Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

Exchange Control Information. Taiwanese residents may acquire and remit foreign currency in relation to the Plan into Taiwan through an authorized foreign exchange bank in an amount of up to USD 5 million per year. If the transaction amount is TWD 500,000 or more in a single transaction, a foreign exchange transaction form and other supporting documentation may need to be submitted to the remitting bank.

THAILAND

Terms and Conditions

Method of Payment. The following provision supplements Section 5 of the Option Agreement:

Payment of the aggregate Exercise Price must be made in compliance with applicable exchange control laws.

Without limitation to the foregoing, to facilitate compliance with applicable exchange control laws in Thailand, Workday may require that payment of the aggregate Exercise Price be made by consideration received by Workday pursuant to a broker-assisted exercise or “same-day sale” or other form of cashless exercise program implemented by Workday in connection with the Plan.

Notifications

Exchange Control Information. Unless Participant can rely on any applicable exemptions, he or she must repatriate any funds received from participating in the Plan (such as proceeds from the sale of Shares and cash dividends received in relation to the Shares) to Thailand immediately upon receipt if the amount of funds received in a single transaction is US$1,000,000 or more. Participant must then either convert the funds to Thai Baht or deposit the funds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the funds to Thailand. In addition, the details of the foreign currency transaction, including Participant’s identification information and the purpose of the transaction, must be provided to the authorized agent.

If Participant does not comply with this obligation, Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Participant should consult a legal advisor before selling Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with exchange control laws in Thailand, and neither Workday nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 8 of the Option Agreement:

Without limitation to Section 8 of the Option Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by Workday or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified Workday and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of Workday (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is a director or executive officer and income tax is not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant understands that Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying Workday or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which Workday or the Employer may obtain from Participant by any of the means referred to in the Plan or Section 8 of the Option Agreement.

WORKDAY, INC.

2022 Equity Incentive Plan

GLOBAL NOTICE OF PERFORMANCE RESTRICTED STOCK UNIT AWARD1

Unless otherwise defined herein, the terms defined in the Workday, Inc. (“Workday”) 2022 Equity Incentive Plan (the “Plan”) will have the same meanings in this Global Notice of Performance Restricted Stock Unit Award and the electronic representation of this Global Notice of Performance Restricted Stock Unit Award and the performance and vesting terms set forth in the Vesting Appendix attached hereto (the “Vesting Appendix”) established and maintained by Workday or a third party designated by Workday (the Global Notice of Performance Restricted Stock Unit Award and the Vesting Appendix are collectively referred to as the “Notice”).

Name:
Address:

You (“Participant”) have been granted an award of performance-based Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Global Performance Restricted Stock Unit Award Agreement (the “Agreement”), including any applicable jurisdiction-specific provisions in the appendices attached hereto (the “Appendices”), which constitute part of the Agreement.

Grant Number:
Number of RSUs:
Date of Grant:
Vesting Commencement Date:
Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement the RSUs will vest as set forth in the Vesting Appendix.
Expiration Date:	The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant. This RSU expires earlier if Participant’s Service terminates earlier, as described in the Agreement.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

1)	Participant understands that Participant’s service with Workday or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), subject to applicable law and/or employment or service agreement, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by both achievement of the performance metrics set forth in the Vesting Appendix and continuing service as an Employee, Director or Consultant. If Participant’s service is Terminated for any reason (regardless of whether the termination is in breach of employment laws in the jurisdiction where Participant is employed or is later found to be invalid), such Termination will be considered effective on the date Participant ceases to provide services to Workday or one of its Parents, Subsidiaries or Affiliates and, unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the RSUs will not be extended by any notice period or garden leave mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement. Unless otherwise expressly provided in the Plan or the Agreement or determined by the Committee, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date. To the extent permitted by applicable law, Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Workday policies relating to work schedules and vesting of Awards or as determined by the Committee.

1 The specific information provided in this Notice may be delivered in electronic form.

2)	This grant is made under and governed by the Plan, the Agreement and this Notice, and this Notice is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read the Notice, the Agreement, and the Plan.

3)	Participant has read Workday’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires, disposes of, or otherwise transacts in Workday’s securities.

4)	By accepting the RSUs, Participant consents to electronic delivery and participation as set forth in the Agreement.

If you wish to decline your RSUs, you should promptly notify our Stock Plan Administrator at stock.admin@workday.com. If you do not provide such notification within thirty (30) days after the Date of Grant, you will be deemed to have accepted your RSUs on the terms and conditions set forth herein.

VESTING APPENDIX

[Insert applicable performance metrics and vesting schedule.]

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
Global Performance RESTRICTED STOCK UNIT AWARD AGREEMENT

The Compensation Committee of the Board of Directors (the “Committee”) of Workday, Inc. (“Workday”) has granted to Participant a performance-based Restricted Stock Unit Award (“RSU”) under Workday’s 2022 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Global Performance Restricted Stock Unit Award Agreement (the “Agreement”) and the electronic representation of the Global Notice of Performance Restricted Stock Unit Award established and maintained by Workday, or a third party designated by Workday, including the Vesting Appendix attached thereto (the “Notice”). The RSU is subject to the terms, restrictions and conditions of the Plan, the Notice and this Agreement, including any applicable jurisdiction-specific provisions in the appendices attached hereto (the “Appendices”), which constitute part of this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice or this Agreement, the terms and conditions of the Plan will prevail.

1.              Terms. The number of RSUs provided by the Award and the applicable Vesting Schedule(s) are set forth in the Notice. Subject to the applicable provisions of the Plan and this Agreement and Workday’s Vesting Acceleration Policy for Death and Permanent Disability, as may be amended from time to time, Participant’s RSU shall vest provided he or she provides continuous service to Workday or its Subsidiaries during the Vesting Schedule(s).

2.              Settlement. Settlement of RSUs will be made within the calendar year in which the applicable date of vesting under the Vesting Schedule(s) set forth in the Notice occurs or, if later, the fifteen (15th) day of the third (3rd) calendar month following the date of vesting (provided that the Employee will not be permitted, directly or indirectly, to designate the taxable year of the payment). Settlement of RSUs will be in Shares. No fractional RSUs or rights for fractional Shares will be created pursuant to this Agreement.

3.              No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no right to dividends or to vote such Shares.

4.              Dividend Equivalents. Dividends, if any (whether in cash or Shares), will not be credited to Participant.

5.              Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or unless otherwise permitted by the Committee on a case-by-case basis.

6.              Termination.

(a)            General Termination. If Participant’s service Terminates for any reason, all unvested RSUs will be forfeited to Workday forthwith without payment of any consideration to Participant, and all rights of Participant to such RSUs will immediately terminate (unless determined otherwise by the Committee and regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is providing services or the terms of Participant’s employment or service agreement, if any). Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”), as provided in the Plan. For purposes of the RSUs, the Termination Date will be the date Participant ceases to provide services to Workday or one of its Parents, Subsidiaries or Affiliates and, unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the RSUs will not be extended by any notice period or garden leave mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement.

(b)            Change in Service Status. Participant acknowledges and agrees that the Vesting Schedule(s) may change prospectively in the event Participant’s service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Workday policies relating to work schedules and vesting of Awards or as determined by the Committee. A change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) will not result in a Termination, unless otherwise determined by the Committee.

7.            Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by Workday or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable or deemed applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by Workday or the Employer. Participant further acknowledges that Workday and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that Workday and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE JURISDICTIONS(S) IN WHICH PARTICIPANT RESIDES OR IS OTHERWISE SUBJECT TO TAXATION.

Prior to any relevant taxable or tax withholding event, as applicable, to the extent permitted by applicable law, Participant agrees to make arrangements satisfactory to Workday and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes Workday and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations or rights for all Tax-Related Items, if any, by one or a combination of the following:

(i)            withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by Workday (on Participant’s behalf pursuant to this authorization and without further consent);

(ii)           withholding in Shares to be issued upon settlement of the RSUs;

(iii)          withholding from Participant’s wages or other cash compensation payable to Participant by Workday and/or the Employer or any Parent, Subsidiary or Affiliate;

(iv)           Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)            any other arrangement approved by the Committee and permitted under applicable law,

in each case, under such rules as may be established by the Committee and in compliance with this Plan, Workday’s Insider Trading Policy and any 10b5-1 Trading Plan Policy, if applicable. Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, Workday will satisfy the obligations with regard to all Tax-Related Items by a mandatory sale, unless the Committee shall establish an alternative method of withholding prior to the taxable or withholding event.

Workday may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates in Participant’s jurisdiction(s), including minimum rates or up to the maximum rates applicable in Participant’s jurisdiction(s). In the event the application of the withholding rate determined by Workday leads to over-withholding, Participant may receive a refund of any over-withheld amount in cash from Workday or the Employer (and will have no entitlement to the equivalent value in Shares) or, if not refunded by Workday or the Employer, Participant may be able to seek a refund from the applicable tax authority. In the event of under-withholding by Workday or the Employer for any reason, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items. Unless otherwise required by applicable law or otherwise determined by the Committee, the Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to Workday or the Employer any amount of Tax-Related Items that Workday or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. Workday may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

8.              Nature of Grant. By accepting the RSUs (whether in writing, electronically or otherwise), Participant acknowledges, understands and agrees that:

(a)            the Plan is established voluntarily by Workday, it is discretionary in nature and it may be modified, amended, suspended or terminated by Workday at any time, to the extent permitted by the Plan;

(b)            the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)            all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of Workday;

(d)            the RSU grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or services contract with Workday, the Employer or any Parent, Subsidiary or Affiliate and shall not interfere with any ability Workday, the Employer or any Parent, Subsidiary or Affiliate, as applicable, may have to Terminate Participant’s employment or service;

(e)            Participant is voluntarily participating in the Plan;

(f)            the RSUs and the Shares subject to the RSUs and the income from and value of same are not intended to replace any pension rights or compensation;

(g)            the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h)            the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)            no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from (1) the application of any compensation recovery or clawback policy adopted by Workday or otherwise required by law, or (2) Participant’s Termination (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);

(j)            unless otherwise provided in the Plan or by Workday in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares;

(k)            unless otherwise agreed with Workday, the RSUs and the underlying Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary, Parent and Affiliate; and

(l)            neither Workday, the Employer nor any Parent, Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

9.            No Advice Regarding Grant. Workday is not providing any tax, legal or financial advice, nor is Workday making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees that Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

10.            Language. Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, as to allow Participant to understand the terms of this Agreement, including the Appendix and any other documents related to the Plan. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

11.            Jurisdiction-Specific Provisions. Notwithstanding any provisions in this Agreement, the RSU grant will be subject to any special terms and conditions for Participant’s jurisdiction set forth in the Appendices. Moreover, if Participant relocates to one of the jurisdictions included in the Appendices, the special terms and conditions for such jurisdiction will apply to Participant, to the extent Workday determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of this Agreement.

12.            Imposition of Other Requirements. Workday reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent Workday determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13.            Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

14.            Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by Workday and Participant with all applicable U.S. and non-U.S. local, state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Workday’s Common Stock may be listed or quoted at the time of such issuance or transfer. Participant understands that Workday is under no obligation to register or qualify the Shares with any U.S. state or federal or any non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that Workday shall have unilateral authority to amend the Plan and this Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by Workday.

15.            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) will be enforced to the maximum extent possible given the intent of the parties hereto and the parties agrees to renegotiate any unenforceable provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such unenforceable provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of this Agreement will be interpreted as if such provision were so excluded and (iii) the balance of this Agreement will be enforceable in accordance with its terms.

16.            Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s principles of conflict of laws.

Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the Northern District of California or the Superior Court of California, Alameda County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

17.            No Rights as Employee, Director or Consultant. Nothing in this Agreement will affect in any manner whatsoever any right or power Workday, the Employer or any Parent, Subsidiary or Affiliate many have, to terminate Participant’s service, for any reason, with or without Cause.

18.            Insider Trading / Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States and, if different, Participant’s country, which may affect Participant’s ability to directly or indirectly accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Restricted Stock Units) or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding Workday (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing the inside information. Furthermore, Participant may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Workday insider trading policy and/or any Workday 10b5-1 trading plan. Neither Workday nor any Parent, Subsidiary or Affiliate will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws. In addition, Participant acknowledges that he or she read Workday’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires, disposes of, or otherwise transacts in Workday’s securities.

19.            Foreign Asset/Account and Tax Reporting Requirements and Exchange Controls. Participant acknowledges that his or her country may have certain foreign asset and/or foreign account reporting and/or tax reporting requirements and exchange controls which may affect Participant’s ability to acquire or hold Shares purchased under the Plan or cash received from participating in the Plan (including from any dividends paid on or sales proceeds arising from the sale of Shares acquired under the Plan) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility comply with such regulations, and Participant should consult a personal legal advisor for any details.

20.            Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment will not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from Workday or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral will only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

21.            Award Subject to Workday Clawback or Recoupment. To the extent permitted by applicable law, the RSUs will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or Compensation Committee or required by law during the term of Participant’s employment or other service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, Workday may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs.

22.            Acknowledgment; Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and Workday agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant acknowledges receipt of a copy of the Plan, the Plan prospectus, the Notice and this Agreement and hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. Participant has reviewed the Plan, the Plan prospectus, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Plan prospectus, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify Workday upon any change in Participant’s residence address.

By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by Workday or a third party designated by Workday and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of Workday, and all other documents that Workday is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to a Workday intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at Workday’s discretion. Participant acknowledges that Participant may receive from Workday a paper copy of any documents delivered electronically at no cost if Participant contacts Workday by telephone, through a postal service or electronic mail at Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to Workday or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying Workday of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

Participant understands that Participant’s employment or consulting relationship or service with Workday, Inc. or a Parent, Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is at will), subject to applicable law and/or employment or service agreement, and that nothing in this Agreement, the Notice or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant. Participant also understands that this Agreement is subject to the terms and conditions of both the Notice and the Plan, both of which are incorporated herein by reference. Participant has read the Agreement, the Notice and the Plan. By accepting the RSUs, Participant consents to the electronic delivery as set forth in this Agreement.

WORKDAY, INC.

By: Aneel Bhusri

Title: Co-founder, Co-Chief Executive Officer and Director

APPENDIX A

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

DATA PRIVACY PROVISIONS FOR EMPLOYEES OUTSIDE THE UNITED STATES

PART 1 - EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM

Data Privacy Notice.

(a)            Data Collection and Usage. Workday and any Parent, Subsidiary, or Affiliate, including the Employer, may control, collect, process and use certain information, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in Workday, details of all restricted stock units or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purposes of implementing, administering and managing the Plan. Processing of personal data for Plan purposes will be necessary for the performance of the Agreement or in the legitimate interests of Workday, the Employer, any Parent, Subsidiary, Affiliate or a third party which are not overridden by Participant privacy rights, interests or freedoms on balance.

(b)            Stock Plan Administration Service Providers. Workday transfers relevant Plan information, including Participant personal data to E*Trade Financial Corporate Services, Inc. and E*Trade Securities LLC (collectively, “E*Trade”), an independent service provider based in the United States, which is assisting Workday with the implementation, administration and management of the Plan. Workday may select a different service provider or additional service providers and share information including personal data with such other provider(s) serving in a similar manner. Participant may be asked to agree on separate terms or acknowledge data processing practices with the service provider, with such agreement or practice being a condition to the ability to participate in the Plan.

(c)            International Data Transfers. Workday, E*Trade and relevant service providers are based in the United States. Personal data will be processed in the United States and other international locations in connection with global operations from time to time. Participant’s jurisdiction may have different data privacy laws. To protect data privacy rights, Workday maintains a program to implement international data transfer safeguards, this may include entering approved standard contractual clauses with data importers where required by Participant’s local jurisdiction laws.

(d)            Data Retention. Personal data will be processed only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax securities, exchange control and labor laws. This period may extend beyond when Participant’s service Terminates. When Workday no longer needs personal data, Workday will remove it from its systems to the fullest extent reasonably practicable. If Workday keeps personal data longer, it would be to satisfy legal or regulatory obligations and Workday’s legal basis, where required, would include the relevant laws or regulations.

(e)            Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based and relevant data privacy laws regulating the processing activity, such rights may include the right to (i) request access or copies of personal data Workday processes, including a summary of processing activities and recipient categories, (ii) rectification, (iii) deletion or erasure, (iv) restrictions on processing, (v) portability and/or (vi) lodge complaints with competent authorities in Participant’s jurisdiction. To receive clarification regarding this data privacy notice, these rights or to exercise applicable rights in relation to the personal data processed by Workday, Participant can make an electronic request via Workday’s Privacy Portal or write to the office address specified in Workday’s Employment Privacy Statement.

(f)            Workday’s Employment Privacy Statement. Further information on Workday’s data privacy practices can be found within Workday’s Employment Privacy Statement which supplements this data privacy notice.

PART 2 - COUNTRIES OUTSIDE THE EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM

Data Privacy Notice and Consent.

(a)            Data Collection and Usage. Workday and any Parent, Subsidiary, or Affiliate, including the Employer, may collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in Workday, details of all restricted stock units or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Participant’s consent.

(b)            Stock Plan Administration Service Providers. Workday transfers Data to E*Trade Financial Corporate Services, Inc. and E*Trade Securities LLC (collectively, “E*Trade”), an independent service provider based in the United States, which is assisting Workday with the implementation, administration and management of the Plan. Workday may select a different service provider or additional service providers and share Data with such other provider(s) serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(c)            International Data Transfers. Workday and its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. Workday’s legal basis, where required, for the transfer of Data is Participant’s consent.

(d)            Data Retention. Workday will hold and use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax securities, exchange control and labor laws. This period may extend beyond when Participant’s service Terminates. When Workday no longer needs the Data, Workday will remove it from its systems to the fullest extent reasonably practicable. If Workday keeps Data longer, it would be to satisfy legal or regulatory obligations and Workday’s legal basis, where required, would be the relevant laws or regulations.

(e)            Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that Workday would not be able to grant RSUs or other equity awards to Participant or administer or maintain such awards.

(f)            Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access or copies of Data Workday processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding this data privacy notice, these rights or to exercise applicable rights in relation to the personal data processed by Workday, Participant can make an electronic request via Workday’s Privacy Portal or write to the office address specified in Workday’s Employment Privacy Statement.

(g)            Workday’s Employment Privacy Statement. Further information on Workday’s data privacy practices can be found within Workday’s Employment Privacy Statement which supplements this data privacy notice.

By accepting the RSUs and indicating consent via Workday’s acceptance procedure, Participant is declaring that Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by Workday and the transfer of Data to the recipients mentioned above, including recipients located in countries which may not provide the same level of protection as Participant's country from a data protection perspective, for the purposes described above.

APPENDIX B

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

JURISDICTION-SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides and/or works in one of the jurisdictions below. This Appendix B forms part of the Agreement. Any capitalized term used in this Appendix B without definition will have the meaning ascribed to it in the Notice, the Agreement or the Plan, as applicable.

If Participant is a citizen or resident of a jurisdiction, or is considered resident of a jurisdiction, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between jurisdictions after the Date of Grant, Workday will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

Notifications

This Appendix B also includes information relating to securities laws, exchange control, foreign asset/account reporting requirements and other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective jurisdictions as of March 2022. Such laws are often complex and change frequently. As a result, Participant should not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant vests in the RSUs or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and Workday is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s jurisdiction may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a jurisdiction, or is considered resident of a jurisdiction, other than the one in which Participant is currently working, or Participant transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

AUSTRALIA

Terms and Conditions

Australia Class Order Exemption. The offer of the RSUs is intended to comply with the provisions of the Corporations Act 2001, Australian Securities & Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of RSUs to Australian resident Employees below.

Notifications

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in the Act).

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transaction may file the report on Participant's behalf. If there is no Australian bank involved in the transfer, Participant will be required to file the report. Participant should consult with his or her personal advisor to ensure proper compliance with applicable reporting requirements in Australia.

Offer Document

Workday is pleased to provide Participant with this offer to participate in the Plan. This offer sets out information regarding the grant of RSUs to Australian resident Employees.

Documents Related to the RSUs

In addition to the information set out in the Agreement, the Participant is also being provided with copies of the following documents:

(a)	the Notice,
(b)	the Plan,
(c)	the U.S. Prospectus for the Plan, and

(d)	the Employee Information Supplement for Australia

(collectively, the “Additional Documents”).

The Additional Documents provide further information to help Participant make an informed investment decision about participating in the Plan. Neither the Plan nor the U.S. prospectus for the Plan is a prospectus for the purpose of the Corporations Act 2001.

Participant should not rely upon any oral statements made in relation to this offer. Participant should rely only upon the statements contained in the Agreement and the Additional Documents when considering participation in the Plan.

General Information Only

The information contained in this offer is general information only. It is not advice or information that takes into account Participant’s objectives, financial situation and needs.

Participants should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the Plan.

Risks of Participating in the Plan

Investment in Shares involves a degree of risk. Participants who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set out in the Agreement and the Additional Documents.

Participants should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Shares. For example, the price at which the Shares are quoted on the Nasdaq Global Select Market may increase or decrease due to a number of factors. There is no guarantee that the price of the Shares will increase. Factors which may affect the price of the Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which Workday operates and general operational and business risks.

Additional Risk Factors for Australian Residents

In addition, Participants in Australia should be aware that the Australian dollar value of any Shares acquired under the Plan will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock in a U.S. Corporation

Shares of a U.S. corporation are analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote for every Share.

Dividends may be paid on the Shares out of any funds of Workday legally available for dividends at the discretion of the Board.

The Shares are traded on the Nasdaq Global Select Market in the United States of America under the symbol “WDAY”.

The Shares are not liable to any further calls for payment of capital or for other assessment by Workday and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares

Participants may ascertain the current market price of the Shares as traded on the Nasdaq Global Select Market at http://www.nasdaq.com under the code “WDAY”. The Australian dollar equivalent of that price can be obtained at https://www.rba.gov.au/statistics/frequency/exchange-rates.html.

This will not be a prediction of what the market price per Share will be when the RSUs vest or when the Shares are issued or of the applicable exchange rate on the date the RSUs vest or the date the Shares are issued.

AUSTRIA

Notifications

Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Participant will be required to report certain information to the Austrian National Bank on an annual basis if the value of the shares as of December 31 meets or exceeds €5,000,000. The deadline for filing the annual report is January 31 of the following year.

In addition, when the Shares are sold or a dividend is received, Participant may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside of Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movement and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

Notifications

Foreign Asset/Account Reporting Information. If Participant is a Belgian resident, Participant is required to report any securities (e.g., Shares acquired under the Plan) or bank account (including brokerage accounts) held outside Belgium on Participant’s annual tax return. In a separate report, Belgian residents are required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be.

CANADA

Terms and Conditions

Vesting/Termination. This provision supplements or replaces, as applicable, the provisions on Termination and Termination Date set forth in Section 1 of the Global Notice of Restricted Stock Unit Award and Section 6 of the Agreement as well as the “Termination” and “Termination Date” definitions in Section 29 of the Plan (and, for the avoidance of doubt, the definition of “Termination Date” included herein replaces the definition of “Termination Date” set forth in Section 6 of the Agreement and Section 29 of the Plan as permitted by the Plan):

Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”), as provided in the Plan. For purposes of the RSUs, the Termination Date will be the date Participant is no longer actually providing services (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or service agreement, if any). Unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the RSUs will exclude and will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. Participant will not earn, or be entitled to earn, any pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates, nor will Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant’s right to vesting of Awards, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting.

Settlement.

This provision supplements Section 2 of the Agreement:

Notwithstanding any discretion set forth in Section 9.1 of the Plan, settlement of RSUs will be in Shares only, as described herein, and not in cash or a combination of cash and Shares.

The following provisions apply to Participants in Quebec:

Data Privacy. The following provision supplements Part 2 of Appendix A.

Participant hereby authorizes Workday and Workday’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved with the administration and operation of the Plan for purposes that relate to the administration of the Plan. Participant further authorizes Workday, the Employer and/or any other Parent or Subsidiary to disclose and discuss such information with their advisors. Participant acknowledges and agrees that Participant's personal information, including any sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the U.S. Participant also authorizes Workday, the Employer and/or any other Parent or Subsidiary to record such information and to keep such information in Participant’s employment file. If applicable, Participant also acknowledges and authorizes Workday, the Employer and/or any other Subsidiary or Affiliate involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir exigé que cette convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Notifications

Securities Law Information. Participant understands he or she is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market (the “Nasdaq”).

Foreign Asset/Account Reporting Information. Canadian residents are required to report foreign specified property, including Shares and rights to receive Shares (e.g., RSUs), on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. RSUs must be reported (generally, at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by Participant. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares.

CHINA

Terms and Conditions

The following provisions govern Participant’s participation in the Plan only if Participant is subject to exchange control restrictions in the People’s Republic of China (“China”), as determined by Workday in its sole discretion.

Vesting and Settlement Conditions. This section supplements Sections 1 and 2 of the Agreement:

Workday is under no obligation to vest RSUs or issue Shares unless and until its registration application is approved by the Chinese State Administration of Foreign Exchange (“SAFE”). Further, at Workday’s discretion, RSUs will not vest and Shares will not be issued if, at the time Participant’s RSUs are otherwise scheduled to vest, the SAFE registration has become invalid or ceased to be effective for any reason. Further, RSUs will not vest and the underlying Shares will not be issued unless and until Workday determines that such vesting and issuance of Shares complies with all relevant laws and regulations.

Required Sale of Shares. To facilitate compliance with exchange control laws in China, Workday may require that any Shares acquired upon the vesting and settlement of RSUs be immediately sold. Workday is authorized to instruct E*Trade or such other broker as may be selected by Workday to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes such broker to complete the sale of such Shares. In this regard, Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by Workday (or Workday’s designated broker) to effectuate the sale of the Shares (including, without limitation, with respect to the transfers of the proceeds and other exchange control matters noted below) and otherwise cooperate with Workday on such matters, provided Participant will not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that E*Trade or such other designated broker as may be selected by Workday is under no obligation to arrange for the sale of the Shares at any particular price.

Alternatively, if Workday, in its discretion, does not exercise its right to require the immediate sale of Shares issuable upon vesting of the RSUs, as described in the preceding paragraph, any Shares acquired by Participant under the Plan must be sold no later than six months from the date of Termination, or within any other such time frame as may be permitted by Workday or required by SAFE. Any Shares acquired by Participant under the Plan that have not been sold within six months of the date of Termination shall be automatically sold by E*Trade or such other broker as may be selected by Workday pursuant to this authorization and subject to the terms of the preceding paragraph. Upon the sale of the Shares, Workday agrees to pay the cash proceeds from the sale (less any applicable Tax-Related Items, brokerage fees and commissions) to Participant in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth under the “Exchange Control Restrictions” section immediately below.

Exchange Control Requirements. Any Shares that Participant acquires at vesting of the RSUs (less amounts required to be withheld to satisfy Tax-Related Items) will be credited to Participant’s account with E*Trade or such other broker as may be selected by Workday. Participant understands that these Shares must remain in such account until Participant decides or is required to sell them. Participant understands and agrees that, due to exchange control laws in China, Participant will be required to immediately repatriate to China any funds received from participating in the Plan (including cash proceeds from the sale of Shares and any dividends paid on such Shares). Participant further understands that, under exchange control laws in China, such repatriation of the funds will need to be effected through a special exchange control account established by Workday, the Employer or another Subsidiary, and Participant hereby consents and agrees that the funds will be transferred to such special account prior to being delivered to Participant. Participant also understands that Workday will deliver the funds to Participant as soon as possible, but there may be delays in distributing the funds to Participant due to exchange control requirements in China. The funds may be paid in U.S. dollars or local currency, at Workday’s discretion. If the funds are paid in U.S. dollars, Participant understands that Participant may be required to open a U.S. Dollar bank account in China into which the funds can be deposited. If the funds are converted to local currency, Participant acknowledges that Workday is under no obligation to secure any particular currency conversion rate, and that it may face delays in converting the funds to local currency. Participant will bear the risk of any currency conversion rate fluctuation between the date that the Shares are sold (or any other funds are received) and the date of conversion of the funds to local currency. Participant must comply with any other requirements imposed by Workday in the future in order to facilitate compliance to the exchange control requirements in China.

CZECH REPUBLIC

Notifications

Exchange Control Information. Upon request of the Czech National Bank, Participant may be required to file a report in connection with the RSUs and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, Participant should consult with his or her personal advisor before vesting of the RSUs and before opening any foreign accounts in connection with the RSUs to ensure compliance with current regulations. Participant is responsible for complying with applicable Czech exchange control laws.

DENMARK

Terms and Conditions

Danish Stock Option Act. Participant acknowledges that he or she has received the Employer Statement in Danish which sets forth additional information about the RSUs to the extent that the Danish Stock Option Act, as amended as of 1 January 2019 (the “Act”), applies.

Participant understands that the Act only applies to “employees” as that term is defined in Section 2 of the Act. If Participant is a member of the registered management of a Subsidiary in Denmark or otherwise does not satisfy the definition of employee, he or she is not subject to the Act and the Employer Statement will not apply to him or her.

Notifications

Foreign Asset/Account Reporting Information. If the Participant establishes an account holding Shares or cash outside Denmark, the Participant must report the account to the Danish Tax Administration. The form may be obtained from a local bank.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Language Consent. By accepting the RSUs, Participant confirms having read and understood the Plan and this Agreement, which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant ces Droits sur des Actions Assujetties à des Restrictions [“RSUs”], le Participant confirme avoir lu et compris le Plan et le présent Contrat d’Attribution qui ont été transmis en langue anglaise. Le Participant accepte les termes et conditions de ces documents en connaissance de cause.

Notifications

Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is exceeds a certain threshold. Participant should consult with a personal legal advisor for further details regarding this requirement.

Foreign Asset/Account Reporting Information. If Participant holds securities (including Shares purchased under the Plan) or maintains a foreign bank account, Participant is required to report these to the French tax authorities when filing Participant’s annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross border payments in excess of €12,500 must be reported monthly to the Deutsche Bundesbank. Such reporting obligation might arise when Shares are issued to Participant and when Shares are subsequently sold by Participant. Participant is responsible for complying with applicable reporting obligations and should consult with a personal legal advisor on this matter.

Foreign Asset/Account Reporting Information. If Participant’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant will need to report the acquisition when he or she files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event that Participant holds Shares exceeding 10% of the total capital of Workday. However, if the Shares are listed on a recognized U.S. stock exchange and Participant owns less than 1% of Workday, this requirement will not apply to him or her. If applicable, Participant will be responsible for obtaining the appropriate form from a German federal bank and complying with the reporting obligations.

GREECE

Foreign Asset/Account Reporting Information. If Participant acquires Shares under the Plan, Participant must report such foreign assets on Participant's tax return.

HONG KONG

Terms and Conditions

Securities Law Information. WARNING: The grant of the RSUs under the Plan and the Shares subject to the RSUs do not constitute a public offer of securities under Hong Kong law and are available only to employees of Workday, its Subsidiaries and any Parent. This Agreement and the Plan and any other incidental communication materials distributed in connection with the Plan (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of eligible employees of Workday, its Subsidiaries and any Parent, and may not be distributed to any other person.

Participant is advised to exercise caution in relation to the right to acquire Shares. If Participant is in any doubt about any of the contents of this Agreement, the Plan or any other incidental communication materials distributed in connection with the Plan, Participant should obtain independent professional advice.

Sale of Shares. By accepting the RSUs, Participant agrees that in the event Shares are issued in respect of the RSUs within six months of the Date of Grant, Participant will not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

INDIA

Notifications

Exchange Control Information. Participants resident in India are required to repatriate to India any funds received under the Plan within such period of time prescribed under applicable Indian exchange control regulations, as may be amended from time to time. Upon repatriation, a foreign inward remittance certificate (“FIRC”) will be issued by the bank where the foreign currency is deposited. The FIRC should be retained as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. Indian residents must declare the following items in their annual tax returns: (i) any foreign assets held (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which the resident has signing authority. It is Participant’s responsibility to comply with applicable tax laws in India. Participant should consult with a personal tax advisor to ensure proper reporting of foreign assets and bank accounts.

INDONESIA

Terms and Conditions

Language Consent. By accepting the Award, Participant (i) confirms having read and understood these documents provided in the English language, (ii) accepts the terms of these documents accordingly, and (iii) agrees not to challenge the validity of these documents based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa. Dengan menerima Penghargaan ini, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian Penghargaan ini (yaitu Rencana dan Perjanjian Opsi Saham) yang disediakan untuk anda dalam bahasa Inggris, (ii) anda menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau peraturan pelaksana dari Peraturan Presiden (ketika diterbitkan nantinya).

Notifications

Exchange Control Information. Foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding USD 25,000, the underlying document of that transaction will have to be submitted to the relevant local bank. If Participant repatriates funds (e.g., proceeds from the sale of Shares) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia.

For transactions of USD 10,000 or more (or its equivalent in other currency), a more detailed description of the transaction must be included in the report and Participant may be required to provide information about the transaction to the bank in order to complete the transaction.

Foreign Asset/Account Reporting Information. Indonesian residents are required to report worldwide assets (including foreign accounts and Shares acquired under the Plan) in their annual individual income tax return.

IRELAND

Notifications

Director Notification Requirement. If Participant is a director, shadow director or secretary of an Irish Parent or Subsidiary, Participant must notify the Irish Parent or Subsidiary in writing upon (a) receiving or disposing of an interest in Workday (e.g., RSUs, Shares, etc.), (b) becoming aware of the event giving rise to the notification requirement, or (c) becoming a director or secretary if such an interest exists at the time, in each case if the interest represents more than 1% of Workday’s share capital or voting rights. This notification requirement also applies with respect to the interests of any spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

ITALY

Terms and Conditions

Plan Document Acknowledgement. Participant acknowledges that by accepting the RSUs, Participant has been given access to the Plan document, has reviewed the Plan and this Agreement in their entirety and fully understands and accepts all provisions of the Plan and this Agreement. Further, Participant acknowledges that he or she has read and expressly approves the following sections of the Agreement: Section 1. Terms; Section 2. Settlement; Section 6. Termination; Section 7. Responsibility for Taxes; Section 8. Nature of Grant; Section 9. No Advice Regarding Grant; Section 10. Language; Section 12. Imposition of Other Requirements; Section 14. Compliance with Laws and Regulations; Section 16. Governing Law and Venue; Section 21. Award Subject to Workday Clawback or Recoupment; and Section 22. Acknowledgment; Consent to Electronic Delivery of All Plan Documents and Disclosures.

Notifications

Foreign Asset/Account Reporting Information. Participant understands that if Participant is an Italian resident and at any time during the fiscal year Participant holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, Participant is required to report these assets on Participant’s annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets, even if Participant does not directly hold investments abroad or foreign assets.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. Participant understands that if Participant holds assets outside of Japan (e.g., Shares acquired under the Plan) with a total net fair market value exceeding ¥50,000,000 (or an equivalent amount in foreign currency) as of December 31 each year, Participant is required to report the details of such assets to the Japanese tax authorities by March 15th of the following year. Participant acknowledges that he or she should consult with Participant’s personal tax advisor to determine Participant’s personal reporting obligations.

LATVIA

There are no country-specific provisions.

MALAYSIA

Terms and Conditions

Data Privacy. The following provision replaces Part 2 of Appendix A.

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, Workday, the Employer and any other Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Workday, the Employer and any other Parent or Subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in Workday, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The source of the Data is the Employer, as well as information which Participant is providing to Workday and the Employer in connection with the Plan and this Agreement.

Participant authorizes that Data will be transferred to E*Trade or such other stock plan service provider as may be selected by Workday in the future, which is assisting Workday with the implementation, administration and management of the Plan. Participant further authorizes that Workday, the Employer and any other Parent or Subsidiary will transfer Data among themselves as necessary for the purpose of the implementation, administration and management of Participant’s participation in the Plan, and that Workday, the Employer and any other Parent or Subsidiary may each further transfer Data to third parties assisting Workday in the implementation, administration and management of the Plan, including any requisite transfer to a broker or another third party with whom Participant may elect to deposit any Shares acquired under the Plan. Participant acknowledges that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative, whose email is cynthia.chan@workday.com. Participant authorizes Workday, E*Trade and any other possible recipients which may assist Workday (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a third party with whom the Participant may elect to deposit any Shares acquired upon vesting of the RSUs.

Participant authorizes that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that Workday would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative at cynthia.chan@workday.com.

Malaysian Translation

Peserta dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang diterangkan dalam Perjanjian dan sebarang bahan geran RSU lain oleh dan di antara, seperti mana yang terpakai, Workday, Majikan dan mana-mana Syarikat Induk atau Anak-Anak Syarikatnya untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut.

Peserta memahami bahawa Workday, Majikan dan mana-mana Syarikat Induk atau Anak-Anak Syarikat mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir,insurans sosial, nombor passport atau nombor pengenalan lain (seperti, nombor pendaftaran penduduk tetap atau nombor kad pengenalan), gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan sebagai pengarah yang dipegang di Workday, butir-butir semua RSUs atau apa-apa hak lain atas syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta (“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut. Sumber Data adalah daripada Majikan, dan juga maklumat yang Peserta berikan kepada Workday dan Majikan berhubung dengan Pelan tersebut dan Perjanjian ini.

Peserta memberi kuasa bahawa Data ini akan dipindahkan kepada E*Trade atau pembekal perkhidmatan pelan saham yang ditetapkan oleh Workday pada masa depan yang membantu Workday dengan pelaksanaan, pentadbiran dan pengurusan Pelan tersebut. Peserta juga memberi kuasa bahawa Workday, Majikan dan Syarikat Induk atau Anak-Anak Syarikat lain akan memindahkan Data sesama mereka seperti diperlukan untuk tujuan melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut, dan Workday, Majikan dan Syarikat Induk atau Anak-Anak Syarikat yang lain masing-masing boleh memindahkan Data kepada pihak-pihak ketiga yang membantu Workday dalam pelaksanaan, pentadbiran dan pegurusan Pelan tersebut, termasuk pemindahan yang diperlukan kepada broker atau pihak ketiga yang lain yang mana Peserta boleh memilih untuk mendepositkan Syer-Syer yang diperolehi daripada Pelan tersebut. Peserta mengakui bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau di tempat lain dan bahawa negara penerima-penerima mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta, cynthia.chan@workday.com. Peserta memberi kuasa kepada Workday, E*Trade dan mana-mana penerima-penerima lain yang mungkin membantu Workday (pada masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan bagi menerima, memiliki, menggunakan, menyimpan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut, termasuk apa-apa pemindahan Data yang diperlukan kepada pihak ketiga yang lain dengan sesiapa yang Peserta pilih untuk deposit apa-apa Saham yang diperolehi selepas terletak hak RSUs.

Peserta memberi kuasa bahawa Data hanya akan disimpan untuk sepanjang tempoh yang diperlukan bagi melaksanakan, mentadbir, dan menguruskan penyertaan Peserta dalam Pelan tersebut. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan terkandung di sini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan Peserta. Peserta selanjutnya memahami bahawa Peserta memberi persetujuan ini secara sukarela. Sekiranya Peserta tidak bersetuju, atau kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan Peserta dengan Majikan tidak akan terjejas; satu-satunya akibat jika Peserta tidak bersetuju atau menarik balik persetujuan Peserta adalah bahawa Workday tidak akan dapat menganugerahkan kepada Peserta RSUs atau anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan Peserta boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan keizinan atau penarikan balik keizinan, Peserta memahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatan Peserta, cynthia.chan@workday.com.

Notifications

Director Notification Obligation. Directors of Workday’s Malaysian Subsidiary are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such entity in writing within 14 business days of the acquisition or disposal of an interest (e.g., RSUs granted under the Plan or Shares) in Workday or any related company.

MEXICO

Terms and Conditions

Plan Document Acknowledgement. By accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan and the Agreement, which Participant has reviewed. Participant acknowledges further that he or she accepts all the provisions of the Plan and the Agreement. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 8 (“Nature of Grant”) in the Agreement, which clearly provides as follows:

(1) Participant’s participation in the Plan does not constitute an acquired right;

(2) The Plan and Participant’s participation in the Plan are offered by Workday on a wholly discretionary basis;

(3) Participant’s participation in the Plan is voluntary; and

(4) Workday and its Subsidiaries are not responsible for any decrease in the value of any Shares acquired at vesting and settlement of the RSUs.

Labor Law Policy and Acknowledgment. By accepting the RSUs, Participant expressly recognizes that Workday, with registered offices at 6110 Stoneridge Mall Road, Pleasanton, California U.S.A., is solely responsible for the administration of the Plan, and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and Workday since Participant is participating in the Plan on a wholly commercial basis and the Workday Mexico S. de R.L. de C.V. (“Workday Mexico”) is his or her sole employer. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and Workday Mexico and do not form part of the employment conditions and/or benefits provided by Workday Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Workday; therefore, Workday reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Workday for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Workday, and its Subsidiaries, affiliates, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Spanish Translation

Términos y Condiciones

Reconocimiento del Plan. Al aceptar las Unidades, el Participante reconoce que ha recibido y revisado una copia del Plan y del Acuerdo. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 8 (“Naturaleza del Otorgamiento”) del Acuerdo de Acciones Restringidas, que claramente dispone lo siguiente:

(1) La participación del Participante en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Participante en el Plan se ofrecen por Workday en su discrecionalidad total;

(3) La participación del Participante en el Plan es voluntaria; y

(4) Workday y sus Subsidiarias no son responsables por ninguna disminución en el valor de las acciones adquiridas al conferir las Unidades de Acciones Restringidas.

Política Laboral y Reconocimiento. Al aceptar las Unidades de Acciones Restringidas, el Participante expresamente reconoce que Workday, con oficinas registradas en Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y Workday, ya que el Participante participa en el Plan en un marco totalmente comercial y Workday Mexico S. de R.L. de C.V. (“Workday Mexico”) es su único patrón. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Workday Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Workday Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Workday; por lo tanto, Workday se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna hacia el Participante.

Finalmente, el Participante por este medio declara que no se reserva ningun derecho o acción que ejercitar en contra de Workday por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante exime amplia y completamente a Workday, y sus afiliadas, subsidiarias, sucursales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales de cualquier demanda que pudiera surgir.

Notifications

Securities Law Information. The RSUs granted and any Shares acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, this Agreement, and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to Participant because of his or her existing relationship with Workday and/or any Parent or Subsidiary or Affiliate, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present Employees of the Employer made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Notifications

Securities Law Information. WARNING: Participant is being granted RSUs which allow Participant to acquire Shares in accordance with the terms of this Agreement and the Plan. The Shares, if issued, will give Participant a stake in the ownership of Workday. Participant may receive a return if dividends are paid.

If Workday runs into financial difficulties and is wound up, Participant will be paid only after all other creditors (including holders of preference shares, if any) have been paid. Participant may lose some or all of Participant’s investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment.

The Shares are quoted on the Nasdaq Global Select Market ("Nasdaq"). This means that if Participant acquires Shares, Participant may be able to sell the Shares on the Nasdaq if there are interested buyers. Participant may get less than he or she invested. The price will depend on the demand for the Shares.

For a copy of Workday’s most recent financial statements (and, where applicable, a copy of the auditor’s report on those financial statements), as well as information on risk factors impacting Workday’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion in Workday’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on Workday’s website at http://www.workday.com/en-us/company/investor-relations/sec-filings.html.

Participant should ask questions, read all documents carefully, and seek independent financial advice before participating in the Plan.

NORWAY

Notifications

Foreign Asset/Account Reporting Information. If Shares are acquired under the Plan, Participant may be subject to foreign asset reporting as part of the ordinary tax return. Norwegian banks, financial institutions, limited companies, etc. must report certain information to the Tax Administration. Such information may then be pre-populated in Participant's tax return. However, if Participant has traded, or own, financial instruments (e.g., Shares), Participant must enter this information in Form RF-1159, which is an appendix to the tax return.

POLAND

Notifications

Exchange Control Information. Polish residents holding foreign securities (including Shares) and maintaining accounts abroad (including any brokerage account) must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (calculated individually or together with all other assets/liabilities held abroad) exceeds a specified threshold (currently PLN7,000,000). If required, the reports are due on a quarterly basis on special forms available on the website of the National Bank of Poland.

In addition, any transfer of funds in excess of a specified threshold (currently €15,000, but if such transfer is connected with business activity of an entrepreneur, PLN15,000) must be effected through a bank account in Poland. Participant should maintain evidence of such foreign exchange transactions for five years, in case of a request for their production by the National Bank of Poland.

SINGAPORE

Notifications

Securities Law Information. The grant of RSUs under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(i) of the Securities and Futures Act (Cap. 289, Rev Ed 2006) ("SFA"). The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. The RSUs are subject to section 257 of the SFA and Participant should not make any subsequent sale of Shares in Singapore or any offer of such subsequent sale of Shares in Singapore, unless such sale or offer is made (a) more than six (6) months after the Date of Grant, (b) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (c) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA. Workday’s common stock is currently traded on the Nasdaq Global Select Market in the U.S. under the ticker symbol “WDAY” and any Shares acquired pursuant to the RSUs may be sold on this exchange.

Director Notification Obligation. The directors (including associate directors and shadow directors) of a Singapore Parent, Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (a) the acquisition or disposal of an interest (e.g., RSUs granted under the Plan or Shares) in Workday or any Parent, Subsidiary or Affiliate, (b) any change in previously-disclosed interests (e.g., sale of Shares), or (c) becoming a director, associate director or shadow director of a Parent, Subsidiary or Affiliate in Singapore, if the individual holds such an interest at that time. These notification requirements apply regardless of whether the directors are residents of or employed in Singapore.

SOUTH AFRICA

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 7 of the Agreement:

By accepting the RSUs, Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the RSUs. If Participant fails to advise the Employer of the gain realized upon vesting of the RSUs, then he or she may be liable for a fine. Participant will be solely responsible for paying the difference between the actual tax liability and the amount withheld by Workday or the Employer.

Notifications

Securities Law Information. In compliance with South African securities law, the documents listed below are available for Participant’s review on Workday’s website at https://www.workday.com/en-us/company/investor-relations.html and on Workday’s intranet, respectively:

1.	Workday’s most recent annual financial statements; and

2.	Workday’s most recent Plan prospectus.

A copy of the above documents will be sent to Participant free of charge on written request to Workday’s Global Stock Administration by logging a People Guide Request in Service Hub.

Participant should carefully read the materials provided before making a decision whether to participate in the Plan.

Exchange Control Information. Participant is solely responsible for complying with applicable South African exchange control regulations. As the exchange control regulations are subject to change, Participant should consult Participant’s legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure compliance with current regulations.

SOUTH KOREA

Notifications

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements Section 8 of the Agreement:

By accepting the RSUs, Participant consents to participating in the Plan and acknowledges that he or she has received a copy of the Plan.

Participant understands that Workday has unilaterally, gratuitously and discretionally decided to grant RSUs to acquire Shares under the Plan to individuals who may be Employees, Consultants, Directors or Non-Employee Directors of Workday or any Parent or Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Workday or any Parent or Subsidiary. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares acquired at vesting of the RSUs are not part of any employment or service agreement (either with Workday or any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.

In addition, Participant understands that the RSUs would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to RSUs shall be null and void.

Further, Participant acknowledges, understands and agrees that Participant will not be entitled to continue vesting in any RSUs once Participant’s employment or service Terminates. This will be the case, for example, even in the event of a Termination of a Participant by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause or adjudged/recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged and/or recognized to be with or without cause, material modification of the terms of employment or service under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statue, Article 50 of the Workers’ Statue, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Notifications

Securities Law Information. The RSUs do not qualify under Spanish law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. The Plan, this Agreement and any other RSU grant documents have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and do not constitute a public offering prospectus.

Exchange Control Information. Participant must declare the acquisition, ownership and sale of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Trade and Tourism, for statistical purposes. Generally, the declaration must be filed in January for Shares owned as of December 31 of the prior year on a Form D-6; however, if the value of the Shares purchased under the Plan or sold exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.

Further, Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to Participant by Workday or any U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceeds €1,000,000.

Foreign Asset/Account Reporting Information. To the extent Participant holds assets (e.g., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of asset (e.g., cash or Shares) as of December 31 each year, Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by March 31 following the end of the relevant tax year.

SWEDEN

Terms and Conditions

Authorization to Withhold. This provision supplements Section 7 of the Agreement.

Without limiting Workday’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Agreement, in accepting the grant of RSUs, Participant authorizes Workday and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether Workday and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. Neither this document nor any materials relating to the Shares (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of Workday or one of its Parents, Subsidiaries or Affiliates, and (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

Foreign Asset/Account Reporting Information. Participant is required to declare all foreign bank and brokerage accounts in which cash or securities are held, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on the tax return (Wertschriftenverzeichnis).

TAIWAN

Notifications

Securities Law Information. The offer of participation in the Plan is available only to eligible Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

Exchange Control Information. Taiwanese residents may acquire and remit foreign currency in relation to the Plan into Taiwan through an authorized foreign exchange bank in an amount of up to USD 5 million per year. If the transaction amount is TWD 500,000 or more in a single transaction, a foreign exchange transaction form and other supporting documentation may need to be submitted to the remitting bank.

THAILAND

Notifications

Exchange Control Information. Unless Participant can rely on any applicable exemptions, he or she must repatriate any funds received from participating in the Plan (such as proceeds from the sale of Shares and cash dividends received in relation to the Shares) to Thailand immediately upon receipt if the amount of funds received in a single transaction is US$1,000,000 or more. Participant must then either convert the funds to Thai Baht or deposit the funds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the funds to Thailand. In addition, the details of the foreign currency transaction, including Participant’s identification information and the purpose of the transaction, must be provided to the authorized agent.

If Participant does not comply with this obligation, Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Participant should consult a legal advisor before selling Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with exchange control laws in Thailand, and neither Workday nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 7 of the Agreement:

Without limitation to Section 7 of the Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by Workday or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified Workday and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of Workday (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is a director or executive officer and income tax is not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant understands that Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying Workday or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which Workday or the Employer may obtain from Participant by any of the means referred to in the Plan or Section 7 of the Agreement.

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
GLOBAL NOTICE OF Performance STOCK OPTION GRANT1

Unless otherwise defined herein, the terms defined in the Workday, Inc. 2022 Equity Incentive Plan (the “Plan”) will have the same meanings in this Global Notice of Performance Stock Option Grant and the electronic representation of this Global Notice of Performance Stock Option Grant, and the performance and vesting terms set forth in the Vesting Appendix attached hereto (the “Vesting Appendix”) established and maintained by Workday, Inc. (“Workday”) or a third party designated by Workday (the Notice of Global Performance Stock Option Grant and the Vesting Appendix are collectively referred to as the “Notice”).

Name:

Address:

You (“Participant”) have been granted a performance-based option to purchase shares of Common Stock of Workday under the Plan subject to the terms and conditions of the Plan, this Notice and the Global Performance Stock Option Award Agreement (the “Option Agreement”), including any applicable jurisdiction-specific provisions in the appendices attached hereto (the “Appendices”) which constitute part of this Option Agreement.

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Type of Option:	Non-Qualified Stock Option/Incentive Stock Option

Expiration Date:	________ __, 20__; This Option expires earlier in the event of Participant’s Termination, as described in the Option Agreement.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the Option will vest and may be exercised, in whole or in part, as set forth in the Vesting Appendix.

1 The specific information provided in this Notice may be delivered in electronic form.

By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:

1)	Participant understands that Participant’s service with Workday or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is at will), subject to applicable law and/or employment or service agreement, and that nothing in this Notice, the Option Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the Options pursuant to this Notice is earned only by both achievement of the performance metrics set forth in the Vesting Appendix and continuing service as an Employee, Director or Consultant. If Participant’s service is Terminated for any reason (regardless of whether the termination is in breach of employment laws in the jurisdiction where Participant is employed or is later found to be invalid), such Termination will be considered effective on the date Participant ceases to provide services to Workday or one of its Parents, Subsidiaries or Affiliates and, unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the Option will not be extended by any notice period or garden leave mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement. Unless otherwise expressly provided in the Plan or the Agreement or determined by the Committee, Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date. To the extent permitted by applicable law, Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Workday policies relating to work schedules and vesting of Awards or as determined by the Committee.

2)	Participant has read Workday’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires, disposes of, or otherwise transacts in Workday’s securities.

3)	Participant also understands that this Notice is subject to the terms and conditions of both the Option Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Option Agreement and the Plan.

4)	By accepting this Option, Participant consents to electronic delivery and participation as set forth in the Option Agreement.

If you wish to decline your Option, you should promptly notify our Stock Plan Administrator at stock.admin@workday.com. If you do not provide such notification within thirty (30) days after the Date of Grant, you will be deemed to have accepted your Options on the terms and conditions set forth herein.

VESTING APPENDIX

[Insert applicable performance metrics and vesting schedule.]

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
GLOBAL PERFORMANCE STOCK OPTION AWARD AGREEMENT

Unless otherwise defined in this Global Performance Stock Option Award Agreement (the “Option Agreement”), any capitalized terms used herein will have the meaning ascribed to them in the Workday, Inc. 2022 Equity Incentive Plan (the “Plan”).

Participant has been granted a performance-based option to purchase Shares (the “Option”) of Workday, Inc. (“Workday”), subject to the terms and conditions of the Plan, the Global Notice of Performance Stock Option Grant, including the Vesting Appendix attached thereto (the “Notice”) and this Option Agreement, including any applicable jurisdiction-specific provisions in the appendices attached hereto (the “Appendices”) which constitute part of this Option Agreement.

1. Vesting Rights. Subject to the applicable provisions of the Plan, the Notice and this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.

2. Termination Period.

(a) General Rule. Except as provided below, and subject to the Plan, the portion of the Option that is vested and exercisable as of Participant’s Termination Date may be exercised for three (3) months after Participant’s Termination Date, and this Option will expire on the date three (3) months after Participant’s Termination Date, provided that in no event will this Option be exercised later than the Expiration Date set forth in the Notice. Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”), as provided in the Plan. For purposes of the Option, the Termination Date will be the date Participant ceases to provide services to Workday or one of its Parents, Subsidiaries or Affiliates and, unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the Option will not be extended by any notice period or garden leave mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement. Participant’s right to exercise the Option after Termination of service, if any, will be measured from the Termination Date. Unless otherwise provided in this Option Agreement or determined by the Company, Participant’s right to vest in the Option, if any, will terminate as of the Termination Date and Participant’s right to exercise the Option after termination of service, if any, will be measured from the Termination Date.

(b) Death; Disability. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her death or “permanent and total disability” as described in the Plan, or if a Participant dies within three (3) months of the Termination Date, the portion of the Option that is vested and exercisable on the Termination Date may be exercised for twelve (12) months after the Termination Date and this Option will expire on the date twelve (12) months after the Termination Date, provided that in no event will this Option be exercised later than the Expiration Date set forth in the Notice. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her Disability (other than a “permanent and total disability”), the portion of the Option that is vested and exercisable as of the Termination Date may be exercised for six (6) months after the Termination Date and this Option will expire on the date six (6) months after the Termination Date, provided that in no event will this Option be exercised later than the Expiration Date set forth in the Notice.

(c) Cause. Unless otherwise determined by the Committee, if the Participant is Terminated for Cause (as defined in the Plan, unless otherwise provided in an employment agreement or other applicable agreement) or if the Participant’s service is Terminated and following such Termination the Committee has reasonably determined in good faith that such Participant could have been Terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the Termination Date), then the Participant’s Option (whether vested or unvested) will expire on such Termination Date, or at such later or earlier time and on such conditions as are determined by the Committee.

(d) No Notification of Exercise Periods. Participant is responsible for keeping track of the applicable exercise periods following Participant’s Termination for any reason. Workday is not obligated to provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

3. Grant of Option. The Participant named in the Notice has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan will prevail. If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the U.S. $100,000 rule of Code Section 422(d) it will be treated as a Nonqualified Stock Option (“NQSO”).

4. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Option Agreement. In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Option Agreement. This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by Workday pursuant to the provisions of the Plan. The Exercise Notice will be delivered from the person entitled to exercise the Option via electronic execution through Workday’s authorized third-party administrator or in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of Workday or other person designated by Workday. The Exercise Notice will be accompanied by full payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined in Section 8(a) below) that Workday has determined must be withheld. Full payment may consist of any consideration and method of payment authorized by the Committee or Workday and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant.

(c) This Option will be deemed to be exercised upon receipt by Workday of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and payment of any Tax-Related Items. No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares (subject to applicable law).

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) if permitted by the Committee, certificates for Shares that Participant owns, along with any forms needed to effect a transfer of those Shares to Workday, the value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price. Instead of surrendering Shares, Participant may attest to the ownership of those Shares on a form provided by Workday and have the same number of Shares subtracted from the Exercised Shares issued to Participant. However, Participant may not surrender, or attest to the ownership of, Shares of Workday stock in payment of the Exercise Price of Participant’s Option if Participant’s action would cause Workday to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

(d) a “broker-assisted” or “same-day sale” (as described in Section 11(c) of the Plan); or

(e) other method authorized by the Committee or permitted under the Plan,

provided, that the Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan. In particular, if Participant is located outside the United States, Participant should review the applicable provisions of the Appendix for any such restriction that may currently apply.

6. Non-Transferability of Option. This Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant or unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.

7. Term of Option. This Option will in any event expire on the Expiration Date set forth in the Notice, which date is 10 years after the Date of Grant (five years after the Date of Grant if this Option is designated as an ISO in the Notice of Stock Option Grant and Section 5.3 of the Plan applies).

8. Responsibility for Taxes.

(a) Withholding. Participant acknowledges that, regardless of any action taken by Workday or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by Workday or the Employer. Participant further acknowledges that Workday and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that Workday and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE JURISDICTION(S) IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION.

Prior to any relevant taxable or tax withholding event, as applicable, to the extent permitted by applicable law Participant agrees to make arrangements satisfactory to Workday and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes Workday and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations or rights for Tax-Related Items by one or a combination of the following:

(i)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer);

(ii)	withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by Workday (on Participant’s behalf pursuant to this authorization) without further consent;

(iii)	withholding in Shares to be issued upon exercise of the Option;

(iv)	withholding from Participant’s wages or other cash compensation payable to Participant by Workday and/or the Employer or any Parent, Subsidiary or Affiliate; or

(v)	any other arrangement approved by the Committee,

all under such rules as may be established by the Committee and in compliance with Workday’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of Workday under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the tax withholding event.

Depending on the withholding method, Workday may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates in Participant’s jurisdiction(s), including minimum rates or up to the maximum rates applicable in Participant’s jurisdiction(s). In the event the application of the withholding rate determined by Workday leads to over-withholding, Participant may receive a refund of any over-withheld amount in cash from Workday or the Employer (and will have no entitlement to the equivalent value in Shares) or, if not refunded by Workday or the Employer, Participant may be able to seek a refund from the applicable tax authority. In the event of under-withholding by Workday or the Employer for any reason, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares issued upon exercise of the Options notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to Workday or the Employer any amount of Tax-Related Items that Workday or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. Workday may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(b) Notice of Disqualifying Disposition of ISO Shares. For U.S. taxpayers, if Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, Participant will immediately notify Workday in writing of such disposition. Participant agrees that he or she may be subject to income tax withholding by Workday on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current wages or other cash compensation paid to Participant by Workday and/or the Employer or any Parent, Subsidiary or Affiliate.

9. Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by Workday, it is discretionary in nature, and may be amended, suspended or terminated by Workday at any time, to the extent permitted by the Plan;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future Option or other grants, if any, will be at the sole discretion of Workday;

(d) the Option grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with Workday, the Employer or any Parent, Subsidiary or Affiliate and shall not interfere with any ability Workday, the Employer or any Parent, Subsidiary or Affiliate, as applicable, may have to Terminate Participant’s employment or service;

(e) Participant is voluntarily participating in the Plan;

(f) the Option and the Shares subject to the Option, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g) the Option and the Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;

(i) if the underlying Shares do not increase in value, the Option will have no value;

(j) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the Exercise Price;

(k) no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from (i) the application of any compensation recovery or clawback policy adopted by Workday or otherwise required by law, or (ii) Participant’s Termination (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);

(l) unless otherwise provided in the Plan or by Workday in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(m) neither Workday, the Employer nor any Parent, Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

10. No Advice Regarding Grant. Workday is not providing any tax, legal or financial advice, nor is Workday making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11. Language. Participant acknowledges that he or she is sufficiently proficient in English or has consulted with an advisor who is proficient in English, as to allow Participant to understand the terms and conditions of this Option Agreement, including the Appendix and any other documents related to the Plan. If Participant has received this Option Agreement or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12. Jurisdiction-Specific Provisions. Notwithstanding any provisions in this Option Agreement, the Option grant will be subject to any special terms and conditions for Participant’s jurisdiction set forth in the Appendices. Moreover, if Participant relocates to one of the jurisdictions included in the Appendices, the special terms and conditions for such jurisdiction will apply to Participant, to the extent Workday determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of this Option Agreement.

13. Imposition of Other Requirements. Workday reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent Workday determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

14. Acknowledgement. Workday and Participant agree that the Option is granted under and governed by the Notice, this Option Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

15. Entire Agreement; Enforcement of Rights. This Option Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Option Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Option Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Option Agreement will not be construed as a waiver of any rights of such party.

16. Compliance with Laws and Regulations. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by Workday and Participant with all applicable U.S. and non-U.S. local, state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Workday’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that Workday is under no obligation to register or qualify the Shares with any U.S. state or federal or any non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that Workday shall have unilateral authority to amend the Plan and this Option Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Option Agreement shall be endorsed with appropriate legends, if any, determined by Workday.

17. Severability. If one or more provisions of this Option Agreement are held to be unenforceable under applicable law, such provision(s) will be enforced to the maximum extent possible given the intent of the parties hereto and the parties agrees to renegotiate any unenforceable provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such unenforceable provision, then (a) such provision will be excluded from this Option Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Option Agreement will be enforceable in accordance with its terms.

18. Governing Law and Venue. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s principles of conflict of laws.

Any and all disputes relating to, concerning or arising from this Option Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Option Agreement, will be brought and heard exclusively in the United States District Court for the Northern District of California or the Superior Court of California, Alameda County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

19. Insider Trading / Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States and, if different, Participant’s country, which may affect Participant’s ability to directly or indirectly accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding Workday (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing the inside information. Furthermore, Participant may be prohibited from (a) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (b) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Workday insider trading policy and/or any Workday 10b5-1 trading plan. Neither Workday nor any Parent, Subsidiary or Affiliate will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws. In addition, Participant acknowledges that he or she read Workday’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires, disposes of, other otherwise transacts in Workday’s securities.

20. Foreign Asset/Account and Tax Reporting Requirements and Exchange Controls. Participant acknowledges that his or her country may have certain foreign asset and/or foreign account reporting and/or tax reporting requirements and exchange controls which may affect Participant’s ability to acquire or hold Shares purchased under the Plan or cash received from participating in the Plan (including from any dividends paid on or sales proceeds arising from the sale of Shares acquired under the Plan) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility comply with such regulations, and Participant should consult a personal legal advisor for any details.

21. Option Subject to Workday Clawback or Recoupment. To the extent permitted by applicable law, the Options will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or Compensation Committee or required by law during the term of Participant’s employment or other service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, Workday may require the cancellation of Participant’s Options (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Options.

22. No Rights as Employee, Director or Consultant. Nothing in this Option Agreement will affect in any manner whatsoever any right or power Workday, the Employer or any Parent, Subsidiary or Affiliate may have to terminate Participant’s service, for any reason, with or without Cause.

23. No Stockholder Rights. Unless and until the Shares are issued (as evidenced by the appropriate entry on the books of Workday or of a duly authorized transfer agent of Workday), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option.

24. Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and Workday agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Option Agreement. Participant has reviewed the Plan, the Plan prospectus, the Notice and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Option Agreement. Participant further agrees to notify Workday upon any change in Participant’s residence address indicated on the Notice.

By acceptance of this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by Workday or a third party designated by Workday and consents to the electronic delivery of the Notice, this Option Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of Workday, and all other documents that Workday is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Workday intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at Workday’s discretion. Participant acknowledges that Participant may receive from Workday a paper copy of any documents delivered electronically at no cost if Participant contacts Workday by telephone, through a postal service or electronic mail to Stock Administration at stock.admin@workday.com. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to Workday or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying Workday of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery.

APPENDIX A

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

DATA PRIVACY PROVISIONS FOR EMPLOYEES OUTSIDE THE UNITED STATES

PART 1 - EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM

Data Privacy Notice.

(a)           Data Collection and Usage. Workday and any Parent, Subsidiary, or Affiliate, including the Employer, may control, collect, process and use certain information, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in Workday, details of all stock options or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purposes of implementing, administering and managing the Plan. Processing of personal data for Plan purposes will be necessary for the performance of the Agreement or in the legitimate interests of Workday, the Employer, any Parent, Subsidiary, Affiliate or a third party which are not overridden by Participant privacy rights, interests or freedoms on balance.

(b)           Stock Plan Administration Service Providers. Workday transfers relevant Plan information, including Participant personal data to E*Trade Financial Corporate Services, Inc. and E*Trade Securities LLC (collectively, “E*Trade”), an independent service provider based in the United States, which is assisting Workday with the implementation, administration and management of the Plan. Workday may select a different service provider or additional service providers and share information including personal data with such other provider(s) serving in a similar manner. Participant may be asked to agree on separate terms or acknowledge data processing practices with the service provider, with such agreement or practice being a condition to the ability to participate in the Plan.

(c)           International Data Transfers. Workday, E*Trade and relevant service providers are based in the United States. Personal data will be processed in the United States and other international locations in connection with global operations from time to time. Participant’s jurisdiction may have different data privacy laws. To protect data privacy rights, Workday maintains a program to implement international data transfer safeguards, this may include entering approved standard contractual clauses with data importers where required by Participant’s local jurisdiction laws.

(d)           Data Retention. Personal data will be processed only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax securities, exchange control and labor laws. This period may extend beyond when Participant’s service Terminates. When Workday no longer needs personal data, Workday will remove it from its systems to the fullest extent reasonably practicable. If Workday keeps personal data longer, it would be to satisfy legal or regulatory obligations and Workday’s legal basis, where required, would include the relevant laws or regulations.

(e)           Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based and relevant data privacy laws regulating the processing activity, such rights may include the right to (i) request access or copies of personal data Workday processes, including a summary of processing activities and recipient categories, (ii) rectification, (iii) deletion or erasure, (iv) restrictions on processing, (v) portability and/or (vi) lodge complaints with competent authorities in Participant’s jurisdiction. To receive clarification regarding this data privacy notice, these rights or to exercise applicable rights in relation to the personal data processed by Workday, Participant can make an electronic request via Workday’s Privacy Portal or write to the office address specified in Workday’s Employment Privacy Statement.

(f)            Workday’s Employment Privacy Statement. Further information on Workday’s data privacy practices can be found within Workday’s Employment Privacy Statement which supplements this data privacy notice.

PART 2 - COUNTRIES OUTSIDE THE EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM

Data Privacy Notice and Consent.

(a)           Data Collection and Usage. Workday and any Parent, Subsidiary, or Affiliate, including the Employer, may collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in Workday, details of all stock options or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Participant’s consent.

(b)          Stock Plan Administration Service Providers. Workday transfers Data to E*Trade Financial Corporate Services, Inc. and E*Trade Securities LLC (collectively, “E*Trade”), an independent service provider based in the United States, which is assisting Workday with the implementation, administration and management of the Plan. Workday may select a different service provider or additional service providers and share Data with such other provider(s) serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(c)           International Data Transfers. Workday and its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. Workday’s legal basis, where required, for the transfer of Data is Participant’s consent.

(d)        Data Retention. Workday will hold and use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax securities, exchange control and labor laws. This period may extend beyond when Participant’s service Terminates. When Workday no longer needs the Data, Workday will remove it from its systems to the fullest extent reasonably practicable. If Workday keeps Data longer, it would be to satisfy legal or regulatory obligations and Workday’s legal basis, where required, would be the relevant laws or regulations.

(e)           Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that Workday would not be able to grant stock options or other equity awards to Participant or administer or maintain such awards.

(f)            Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access or copies of Data Workday processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding this data privacy notice, these rights or to exercise applicable rights in relation to the personal data processed by Workday, Participant can make an electronic request via Workday’s Privacy Portal or write to the office address specified in Workday’s Employment Privacy Statement.

(g)           Workday’s Employment Privacy Statement. Further information on Workday’s data privacy practices can be found within Workday’s Employment Privacy Statement which supplements this data privacy notice.

By accepting the Option and indicating consent via Workday’s acceptance procedure, Participant is declaring that Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by Workday and the transfer of Data to the recipients mentioned above, including recipients located in countries which may not provide the same level of protection as Participant's country from a data protection perspective, for the purposes described above.

APPENDIX B

WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AWARD AGREEMENT

JURISDICTION-SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant resides and/or works in one of the jurisdictions below. This Appendix B forms part of the Option Agreement. Any capitalized term used in this Appendix B without definition will have the meaning ascribed to it in the Notice, the Option Agreement or the Plan, as applicable.

If Participant is a citizen or resident of a jurisdiction, or is considered resident of a jurisdiction, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between jurisdictions after the Date of Grant, Workday will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

Notifications

This Appendix B also includes information relating to securities laws, exchange control, foreign asset / account reporting requirements and other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective jurisdictions as of March 2022. Such laws are often complex and change frequently. As a result, Participant should not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant exercises the Option or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and Workday is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s jurisdiction may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a jurisdiction, or is considered resident of a jurisdiction, other than the one in which Participant is currently working, or Participant transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

AUSTRALIA

Notifications

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in the Act).

Securities Law Information. If Participant offers any Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law (in addition to any requirements under the Plan and this Option Agreement). Participant should consult with his or her personal legal advisor prior to making any such offer to ensure compliance with the applicable requirements.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transaction may file the report on Participant's behalf. If there is no Australian bank involved in the transfer, Participant will be required to file the report. Participant should consult with his or her personal advisor to ensure proper compliance with applicable reporting requirements in Australia.

AUSTRIA

Notifications

Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Participant will be required to report certain information to the Austrian National Bank on an annual basis if the value of the shares as of December 31 meets or exceeds €5,000,000. The deadline for filing the annual report is January 31 of the following year.

In addition, when the Shares are sold or a dividend is received, Participant may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside of Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movement and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

Notifications

Acceptance of Option. The taxation of the Options will depend on when the Options are accepted. Participant will receive a separate letter, acceptance form and undertaking form along with the Option Agreement. Participant should refer to the separate letter for a detailed description of the tax consequences of accepting the Options. Participant should consult with his or her personal tax advisor regarding the tax consequences of accepting the Options and the completion of the additional forms.

Foreign Asset/Account Reporting Information. If Participant is a Belgian resident, Participant is required to report any securities (e.g., Shares acquired under the Plan) or bank account (including brokerage accounts) held outside Belgium on Participant’s annual tax return. In a separate report, Belgian residents are required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be.

CANADA

Terms and Conditions

Exercisability/Termination. This provision supplements or replaces, as applicable, the provisions on Termination and Termination Date set forth in Section 1 of the Global Notice of Stock Option Grant and Section 2 of the Option Agreement as well as the “Termination” and “Termination Date” definitions in Section 29 of the Plan (and, for the avoidance of doubt, the definition of “Termination Date” included herein replaces the definition of “Termination Date” set forth in Section 2(a) of this Agreement and Section 29 of the Plan as permitted by the Plan):

Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”), as provided in the Plan. For purposes of the Option, the Termination Date will be the date Participant is no longer actually providing services (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or service agreement, if any). Unless explicitly required by applicable legislation or determined by Workday, or in the case of Insiders, the Committee, Participant's period of service for purposes of the Option will exclude and will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. Participant will not earn, or be entitled to earn, any pro-rated vesting or exercisability for that portion of time before the date on which Participant’s right to vest in or exercise the Option terminates, nor will Participant be entitled to any compensation for lost vesting or exercisability. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting and/or exercisability during a statutory notice period, Participant’s right to vesting or exercise of the Option, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting or extended exercisability if the vesting date or exercisability period falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting or exercisability.

Method of Payment. The following provision supplements Section 5 of the Option Agreement:

Due to tax considerations in Canada, payment of the aggregate Exercise Price may not be made by the method set forth in Section 5(c) of the Option Agreement. Workday reserves the right to allow this method of payment depending on the development of applicable law.

The following provisions apply to Participants in Quebec:

Data Privacy. The following provision supplements Part 2 of Appendix A.

Participant hereby authorizes Workday and Workday’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved with the administration and operation of the Plan for purposes that relate to the administration of the Plan. Participant further authorizes Workday, the Employer and/or any other Parent, Subsidiary or Affiliate to disclose and discuss such information with their advisors. Participant acknowledges and agrees that Participant's personal information, including any sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the U.S. Participant also authorizes Workday, the Employer and/or any other Parent, Subsidiary or Affiliate to record such information and to keep such information in Participant’s employment file. If applicable, Participant also acknowledges and authorizes Workday, the Employer and/or any other Parent, Subsidiary or Affiliate involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

Language Consent. The parties acknowledge that it is their express wish that this Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir exigé que cette convention [“Option Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Notifications

Securities Law Information. Participant understands he or she is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market (the “Nasdaq”).

Foreign Asset/Account Reporting Information. Canadian residents are required to report foreign specified property, including Shares and rights to receive Shares (e.g., Options), on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. Options must be reported (generally, at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by Participant. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares.

CHINA

Terms and Conditions

The following provisions govern Participant’s participation in the Plan only if Participant is subject to exchange control restrictions in the People’s Republic of China (“China”), as determined by Workday in its sole discretion.

Vesting and Exercisability. This section supplements Sections 1 and 2 of the Option Agreement:

Workday is under no obligation to vest Options or issue Shares unless and until its registration application is approved by the Chinese State Administration of Foreign Exchange (“SAFE”). Further, at Workday’s discretion, the Option will not vest or be exercised and Shares will not be issued if, at the time Participant’s Option is otherwise scheduled to vest, the SAFE registration has become invalid or ceased to be effective for any reason. Further, Options will not vest or become exercisable and the underlying Shares will not be issued unless and until Workday determines that such vesting and issuance of Shares complies with all relevant laws and regulations.

Method of Payment. The following provision supplements Section 5 of the Option Agreement:

To facilitate compliance with applicable laws and regulations in China, payment of the aggregate Exercise Price must be made by consideration received by Workday pursuant to a broker-assisted exercise or “same-day sale” or other form of cashless exercise program implemented by Workday in connection with the Plan. Workday reserves the right to allow additional methods of payment depending on the development of applicable law.

Exchange Control Requirements. Any Shares that Participant acquires at vesting or exercise of the Option (less amounts required to be withheld to satisfy Tax-Related Items) will be credited to Participant’s account with E*Trade or such other broker as may be selected by Workday. Participant understands that these Shares must remain in such account until Participant decides or is required to sell them. Participant understands and agrees that, due to exchange control laws in China, Participant will be required to immediately repatriate to China any funds received from participating in the Plan (including cash proceeds from the sale of Shares and any dividends paid on such Shares). Participant further understands that, under exchange control laws in China, such repatriation of the funds will need to be effected through a special exchange control account established by Workday, the Employer or another Subsidiary, and Participant hereby consents and agrees that the funds will be transferred to such special account prior to being delivered to Participant. Participant also understands that Workday will deliver the funds to Participant as soon as possible, but there may be delays in distributing the funds to Participant due to exchange control requirements in China. The funds may be paid in U.S. dollars or local currency, at Workday’s discretion. If the funds are paid in U.S. dollars, Participant understands that Participant may be required to open a U.S. Dollar bank account in China into which the funds can be deposited. If the funds are converted to local currency, Participant acknowledges that Workday is under no obligation to secure any particular currency conversion rate, and that it may face delays in converting the funds to local currency. Participant will bear the risk of any currency conversion rate fluctuation between the date that the Shares are sold (or any other funds are received) and the date of conversion of the funds to local currency. Participant must comply with any other requirements imposed by Workday in the future in order to facilitate compliance to the exchange control requirements in China.

CZECH REPUBLIC

Notifications

Exchange Control Information. Upon request of the Czech National Bank, Participant may be required to file a report in connection with the Option and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, Participant should consult with his or her personal advisor before vesting or exercise of the Option and before opening any foreign accounts in connection with the Option to ensure compliance with current regulations. Participant is responsible for complying with applicable Czech exchange control laws.

DENMARK

Terms and Conditions

Danish Stock Option Act. Participant acknowledges that he or she has received the Employer Statement in Danish which sets forth additional information about the Option to the extent that the Danish Stock Option Act, as amended as of 1 January 2019 (the “Act”), applies.

Participant understands that the Act only applies to “employees” as that term is defined in Section 2 of the Act. If Participant is a member of the registered management of a Subsidiary in Denmark or otherwise does not satisfy the definition of employee, he or she is not subject to the Act and the Employer Statement will not apply to him or her.

Notifications

Foreign Asset/Account Reporting Information. If the Participant establishes an account holding Shares or cash outside Denmark, the Participant must report the account to the Danish Tax Administration. The form may be obtained from a local bank.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Language Consent. By accepting the Option, Participant confirms having read and understood the Plan and this Option Agreement, which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant cette Attribution, le Participant confirme avoir lu et compris le Plan et le présent Contrat d’Attribution qui ont été transmis en langue anglaise. Le Participant accepte les termes et conditions de ces documents en connaissance de cause.

Notifications

Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is exceeds a certain threshold. Participant should consult with a personal legal advisor for further details regarding this requirement.

Foreign Asset/Account Reporting Information. If Participant holds securities (including Shares purchased under the Plan) or maintains a foreign bank account, Participant is required to report these to the French tax authorities when filing Participant’s annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross border payments in excess of €12,500 must be reported monthly to the Deutsche Bundesbank. Such reporting obligation might arise when the Option is exercised and when Shares are subsequently sold by Participant. Participant is responsible for complying with applicable reporting obligations and should consult with a personal legal advisor on this matter.

Foreign Asset/Account Reporting Information. If Participant’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant will need to report the acquisition when he or she files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event that Participant holds Shares exceeding 10% of the total capital of Workday. However, if the Shares are listed on a recognized U.S. stock exchange and Participant owns less than 1% of Workday, this requirement will not apply to him or her. If applicable, Participant will be responsible for obtaining the appropriate form from a German federal bank and complying with the reporting obligations.

GREECE

Foreign Asset/Account Reporting Information. If Participant acquires Shares under the Plan, Participant must report such foreign assets on Participant's tax return.

HONG KONG

Terms and Conditions

Securities Law Information. WARNING: The grant of the Option under the Plan and the Shares subject to the Option do not constitute a public offer of securities under Hong Kong law and are available only to employees of Workday, its Subsidiaries and any Parent. This Option Agreement and the Plan and any other incidental communication materials distributed in connection with the Plan (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of eligible employees of Workday, its Subsidiaries and any Parent, and may not be distributed to any other person.

Participant is advised to exercise caution in relation to the right to acquire Shares. If Participant is in any doubt about any of the contents of this Option Agreement, the Plan or any other incidental communication materials distributed in connection with the Plan, Participant should obtain independent professional advice.

Sale of Shares. By accepting the Option, Participant agrees that in the event Shares are issued in respect of the Option within six months of the Date of Grant, Participant will not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

INDIA

Terms and Conditions

Method of Payment. The following provision supplements Section 5 of the Option Agreement:

Payment of the aggregate Exercise Price must be made in compliance with applicable exchange control laws.

Without limitation to the foregoing, to facilitate compliance with applicable exchange control laws in India, Workday may require that payment of the aggregate Exercise Price be made by consideration received by Workday pursuant to a broker-assisted exercise or “same-day sale” or other form of cashless exercise program implemented by Workday in connection with the Plan.

Notifications

Exchange Control Information. Participants resident in India are required to repatriate to India any funds received under the Plan within such period of time prescribed under applicable Indian exchange control regulations, as may be amended from time to time. Upon repatriation, a foreign inward remittance certificate (“FIRC”) will be issued by the bank where the foreign currency is deposited. The FIRC should be retained as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. Indian residents must declare the following items in their annual tax returns: (i) any foreign assets held (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which the resident has signing authority. It is Participant’s responsibility to comply with applicable tax laws in India. Participant should consult with a personal tax advisor to ensure proper reporting of foreign assets and bank accounts.

INDONESIA

Terms and Conditions

Language Consent. By accepting the Award, Participant (i) confirms having read and understood these documents provided in the English language, (ii) accepts the terms of these documents accordingly, and (iii) agrees not to challenge the validity of these documents based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa. Dengan menerima Penghargaan ini, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian Penghargaan ini (yaitu Rencana dan Perjanjian Opsi Saham) yang disediakan untuk anda dalam bahasa Inggris, (ii) anda menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau peraturan pelaksana dari Peraturan Presiden (ketika diterbitkan nantinya).

Notifications

Exchange Control Information. Foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding USD 25,000, the underlying document of that transaction will have to be submitted to the relevant local bank. If Participant repatriates funds (e.g., proceeds from the sale of Shares) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia.

For transactions of USD 10,000 or more (or its equivalent in other currency), a more detailed description of the transaction must be included in the report and Participant may be required to provide information about the transaction to the bank in order to complete the transaction.

Foreign Asset/Account Reporting Information. Indonesian residents are required to report worldwide assets (including foreign accounts and Shares acquired under the Plan) in their annual individual income tax return.

IRELAND

Notifications

Director Notification Requirement. If Participant is a director, shadow director or secretary of an Irish Parent or Subsidiary, Participant must notify the Irish Parent or Subsidiary in writing upon (a) receiving or disposing of an interest in Workday (e.g., options, Shares, etc.), (b) becoming aware of the event giving rise to the notification requirement, or (c) becoming a director or secretary if such an interest exists at the time, in each case if the interest represents more than 1% of Workday’s share capital or voting rights. This notification requirement also applies with respect to the interests of any spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

ITALY

Terms and Conditions

Plan Document Acknowledgement. Participant acknowledges that by accepting the Option, Participant has been given access to the Plan document, has reviewed the Plan and this Option Agreement in their entirety and fully understands and accepts all provisions of the Plan and this Option Agreement. Further, Participant acknowledges that he or she has read and expressly approves the following sections of the Option Agreement: Section 1. Vesting Rights; Section 2. Termination Period; 8. Responsibility for Taxes; Section 9. Nature of Grant; Section 10. No Advice Regarding Grant; Section 11. Language; Section 13. Imposition of Other Requirements; Section 16. Compliance with Laws and Regulations; Section 18. Governing Law and Venue; Section 21: Option Subject to Workday Clawback or Recoupment; Section 24. Consent to Electronic Delivery of All Plan Documents and Disclosures.

Notifications

Foreign Asset/Account Reporting Information. Participant understands that if Participant is an Italian resident and at any time during the fiscal year Participant holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, Participant is required to report these assets on Participant’s annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets, even if Participant does not directly hold investments abroad or foreign assets.

JAPAN

Notifications

Exchange Control Information. If the payment amount to purchase Shares in one transaction exceeds ¥30,000,000, Participant must file a Payment Report with the Ministry of Finance (the “MOF”) (through the Bank of Japan or the bank through which the payment was effected). If the payment amount to purchase Shares in one transaction exceeds ¥100,000,000, Participant must file a Securities Acquisition Report, in addition to a Payment Report, with the MOF (through the Bank of Japan).

Foreign Asset/Account Reporting Information. Participant understands that if Participant holds assets outside of Japan (e.g., Shares acquired under the Plan) with a total net fair market value exceeding ¥50,000,000 (or an equivalent amount in foreign currency) as of December 31 each year, Participant is required to report the details of such assets to the Japanese tax authorities by March 15th of the following year. Participant acknowledges that he or she should consult with Participant’s personal tax advisor to determine Participant’s personal reporting obligations.

LATVIA

There are no country-specific provisions.

MALAYSIA

Terms and Conditions

Data Privacy. The following provision replaces Part 2 of Appendix A.

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, Workday, the Employer and any other Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Workday, the Employer and any other Parent or Subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in Workday, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The source of the Data is the Employer, as well as information which Participant is providing to Workday and the Employer in connection with the Plan and this Option Agreement.

Participant authorizes that Data will be transferred to E*Trade or such other stock plan service provider as may be selected by Workday in the future, which is assisting Workday with the implementation, administration and management of the Plan. Participant further authorizes that Workday, the Employer and any other Parent or Subsidiary will transfer Data among themselves as necessary for the purpose of the implementation, administration and management of Participant’s participation in the Plan, and that Workday, the Employer and any other Parent or Subsidiary may each further transfer Data to third parties assisting Workday in the implementation, administration and management of the Plan, including any requisite transfer to a broker or another third party with whom Participant may elect to deposit any Shares acquired under the Plan. Participant authorizes that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative, whose email address is cynthia.chan@workday.com. Participant authorizes Workday, E*Trade and any other possible recipients which may assist Workday (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a third party with whom the Participant may elect to deposit any Shares acquired upon vesting of the Option.

Participant authorizes that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that Workday would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative at cynthia.chan@workday.com.

Malaysian Translation

Peserta dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang diterangkan dalam Perjanjian dan sebarang bahan geran Option lain oleh dan di antara, seperti mana yang terpakai, Workday, Majikan dan mana-mana Syarikat Induk atau Anak-Anak Syarikatnya untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut.

Peserta memahami bahawa Workday, Majikan dan mana-mana Syarikat Induk atau Anak-Anak Syarikat mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor passport atau nombor pengenalan lain (seperti, nombor pendaftaran penduduk tetap atau nombor kad pengenalan), gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan sebagai pengarah yang dipegang di Workday, butir-butir semua Options atau apa-apa hak lain atas syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta (“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut. Sumber Data adalah daripada Majikan, dan juga maklumat yang Peserta berikan kepada Workday dan Majikan berhubung dengan Pelan tersebut dan Perjanjian ini.

Peserta memberi kuasa bahawa Data ini akan dipindahkan kepada E*Trade atau pembekal perkhidmatan pelan saham yang ditetapkan oleh Workday pada masa depan yang membantu Workday dengan pelaksanaan, pentadbiran dan pengurusan Pelan tersebut. Peserta juga memberi kuasa bahawa Workday, Majikan dan Syarikat Induk atau Anak-Anak Syarikat lain akan memindahkan Data sesama mereka seperti diperlukan untuk tujuan melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut, dan Workday, Majikan dan Syarikat Induk atau Anak-Anak Syarikat yang lain masing-masing boleh memindahkan Data kepada pihak-pihak ketiga yang membantu Workday dalam pelaksanaan, pentadbiran dan pegurusan Pelan tersebut, termasuk pemindahan yang diperlukan kepada broker atau pihak ketiga yang lain yang mana Peserta boleh memilih untuk mendepositkan Syer-Syer yang diperolehi daripada Pelan tersebut. Peserta mengakui bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau di tempat lain dan bahawa negara penerima-penerima mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta, cynthia.chan@workday.com. Peserta memberi kuasa kepada Workday, E*Trade dan mana-mana penerima-penerima lain yang mungkin membantu Workday (pada masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan bagi menerima, memiliki, menggunakan, menyimpan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut, termasuk apa-apa pemindahan Data yang diperlukan kepada pihak ketiga yang lain dengan sesiapa yang Peserta pilih untuk deposit apa-apa Saham yang diperolehi selepas terletak hak Option.

Peserta memberi kuasa bahawa Data hanya akan disimpan untuk sepanjang tempoh yang diperlukan bagi melaksanakan, mentadbir, dan menguruskan penyertaan Peserta dalam Pelan tersebut. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan terkandung di sini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan Peserta. Peserta selanjutnya memahami bahawa Peserta memberi persetujuan ini secara sukarela. Sekiranya Peserta tidak bersetuju, atau kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan Peserta dengan Majikan tidak akan terjejas; satu-satunya akibat jika Peserta tidak bersetuju atau menarik balik persetujuan Peserta adalah bahawa Workday tidak akan dapat menganugerahkan kepada Peserta Options atau anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan Peserta boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan keizinan atau penarikan balik keizinan, Peserta memahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatan Peserta, cynthia.chan@workday.com.

Notifications

Director Notification Obligation. Directors of Workday’s Malaysian Subsidiary are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such entity in writing within 14 business days of the acquisition or disposal of an interest (e.g., Options granted under the Plan or Shares) in Workday or any related company.

MEXICO

Terms and Conditions

Plan Document Acknowledgement. By accepting the Option, Participant acknowledges that he or she has received a copy of the Plan and the Option Agreement, which Participant has reviewed. Participant acknowledges further that he or she accepts all the provisions of the Plan and the Option Agreement. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 9 (“Nature of Grant”) in the Option Agreement, which clearly provides as follows:

(1) Participant’s participation in the Plan does not constitute an acquired right;

(2) The Plan and Participant’s participation in the Plan are offered by Workday on a wholly discretionary basis;

(3) Participant’s participation in the Plan is voluntary; and

(4) Workday and its Subsidiaries are not responsible for any decrease in the value of any Shares acquired at vesting and exercise of the Option.

Labor Law Policy and Acknowledgment. By accepting the Option, Participant expressly recognizes that Workday, with registered offices at 6110 Stoneridge Mall Road, Pleasanton, California U.S.A., is solely responsible for the administration of the Plan, and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and Workday since Participant is participating in the Plan on a wholly commercial basis and the Workday Mexico S. de R.L. de C.V. (“Workday Mexico”) is his or her sole employer. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and Workday Mexico and do not form part of the employment conditions and/or benefits provided by Workday Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Workday; therefore, Workday reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Workday for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Workday, and its Subsidiaries, affiliates, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Spanish Translation

Términos y Condiciones

Reconocimiento del Plan. Al aceptar la Opción, el Participante reconoce que ha recibido y revisado una copia del Plan y del Acuerdo. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 9 (“Naturaleza del Otorgamiento”) del Acuerdo de Acciones Restringidas, que claramente dispone lo siguiente:

(1) La participación del Participante en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Participante en el Plan se ofrecen por Workday en su discrecionalidad total;

(3) La participación del Participante en el Plan es voluntaria; y

(4) Workday y sus Subsidiarias no son responsables por ninguna disminución en el valor de las acciones adquiridas al conferir la Opción de Acciones Restringidas.

Política Laboral y Reconocimiento. Al aceptar la Opción de Acciones Restringidas, el Participante expresamente reconoce que Workday, con oficinas registradas en Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y Workday, ya que el Participante participa en el Plan en un marco totalmente comercial y Workday Mexico S. de R.L. de C.V. (“Workday Mexico”) es su único patrón. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Workday Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Workday Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Workday; por lo tanto, Workday se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna hacia el Participante.

Finalmente, el Participante por este medio declara que no se reserva ningun derecho o acción que ejercitar en contra de Workday por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante exime amplia y completamente a Workday, y sus afiliadas, subsidiarias, sucursales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales de cualquier demanda que pudiera surgir.

Notifications

Securities Law Information. The Option granted and any Shares acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, this Option Agreement and any other document relating to the Option may not be publicly distributed in Mexico. These materials are addressed to Participant because of his or her existing relationship with Workday and/or any Parent or Subsidiary or Affiliate, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present Employees of the Employer made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Notifications

Securities Law Information. WARNING: Participant is being granted an Option which allows Participant to acquire Shares in accordance with the terms of this Option Agreement and the Plan. The Shares, if issued, will give Participant a stake in the ownership of Workday. Participant may receive a return if dividends are paid.

If Workday runs into financial difficulties and is wound up, Participant will be paid only after all other creditors (including holders of preference shares, if any) have been paid. Participant may lose some or all of Participant’s investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment.

The Shares are quoted on the Nasdaq Global Select Market ("Nasdaq"). This means that if Participant acquires Shares, Participant may be able to sell the Shares on the Nasdaq if there are interested buyers. Participant may get less than he or she invested. The price will depend on the demand for the Shares.

For a copy of Workday’s most recent financial statements (and, where applicable, a copy of the auditor’s report on those financial statements), as well as information on risk factors impacting Workday’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion in Workday’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on Workday’s website at http://www.workday.com/en-us/company/investor-relations/sec-filings.html.

Participant should ask questions, read all documents carefully, and seek independent financial advice before participating in the Plan.

NORWAY

Notifications

Foreign Asset/Account Reporting Information. If Shares are acquired under the Plan, Participant may be subject to foreign asset reporting as part of the ordinary tax return. Norwegian banks, financial institutions, limited companies, etc. must report certain information to the Tax Administration. Such information may then be pre-populated in Participant's tax return. However, if Participant has traded, or own, financial instruments (e.g., Shares), Participant must enter this information in Form RF-1159, which is an appendix to the tax return.

POLAND

Notifications

Exchange Control Information. Polish residents holding foreign securities (including Shares) and maintaining accounts abroad (including any brokerage account) must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (calculated individually or together with all other assets/liabilities held abroad) exceeds a specified threshold (currently PLN7,000,000). If required, the reports are due on a quarterly basis on special forms available on the website of the National Bank of Poland.

In addition, any transfer of funds in excess of a specified threshold (currently €15,000, but if such transfer is connected with business activity of an entrepreneur, PLN15,000) must be effected through a bank account in Poland. Participant should maintain evidence of such foreign exchange transactions for five years, in case of a request for their production by the National Bank of Poland.

SINGAPORE

Notifications

Securities Law Information. The grant of the Option under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(i) of the Securities and Futures Act (Cap. 289, Rev Ed 2006) ("SFA"). The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. The Option is subject to section 257 of the SFA and Participant should not make any subsequent sale of Shares in Singapore or any offer of such subsequent sale of Shares in Singapore, unless such sale or offer is made (a) more than six (6) months after the Date of Grant, (b) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (c) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA. Workday's common stock is currently traded on the Nasdaq Global Select Market in the U.S. under the ticker symbol “WDAY” and any Shares acquired pursuant to the Option may be sold on this exchange.

Director Notification Obligation. The directors (including associate directors and shadow directors) of a Singapore Parent, Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (a) the acquisition or disposal of an interest (e.g., options granted under the Plan or Shares) in Workday or any Parent, Subsidiary or Affiliate, (b) any change in previously-disclosed interests (e.g., sale of Shares), or (c) becoming a director, associate director or shadow director of a Parent, Subsidiary or Affiliate in Singapore, if the individual holds such an interest at that time. These notification requirements apply regardless of whether the directors are residents of or employed in Singapore.

SOUTH AFRICA

Terms and Conditions

Method of Payment. The following provision supplements Section 5 of the Option Agreement:

Payment of the aggregate Exercise Price must be made in compliance with applicable exchange control laws.

Without limitation to the foregoing, to facilitate compliance with applicable exchange control laws in South Africa, Workday may require that payment of the aggregate Exercise Price be made by consideration received by Workday pursuant to a broker-assisted exercise or “same-day sale” or other form of cashless exercise program implemented by Workday in connection with the Plan.

Responsibility for Taxes. The following provision supplements Section 8 of the Option Agreement:

By accepting the Option, Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting or exercise of the Option. If Participant fails to advise the Employer of the gain realized upon vesting or exercise of the Option, then he or she may be liable for a fine. Participant will be solely responsible for paying the difference between the actual tax liability and the amount withheld by Workday or the Employer.

Notifications

Securities Law Information. In compliance with South African securities law, the documents listed below are available for Participant’s review on Workday’s website at https://www.workday.com/en-us/company/investor-relations.html and on Workday’s intranet, respectively:

1.	Workday’s most recent annual financial statements; and

2.	Workday’s most recent Plan prospectus.

A copy of the above documents will be sent to Participant free of charge on written request to Workday’s Global Stock Administration by logging a People Guide Request in Service Hub.

Participant should carefully read the materials provided before making a decision whether to participate in the Plan.

Exchange Control Information. Participant is solely responsible for complying with applicable South African exchange control regulations. As the exchange control regulations are subject to change, Participant should consult Participant’s legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure compliance with current regulations.

SOUTH KOREA

Notifications

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements Section 8 of the Option Agreement:

By accepting the Option, Participant consents to participating in the Plan and acknowledges that he or she has received a copy of the Plan.

Participant understands that Workday has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be Employees, Consultants, Directors or Non-Employee Directors of Workday or any Parent or Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Workday or any Parent or Subsidiary. Consequently, Participant understands that this Option is granted on the assumption and condition that the Option and any Shares acquired at vesting or exercise of the Option are not part of any employment or service agreement (either with Workday or any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.

In addition, Participant understands that the Option would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Option shall be null and void.

Further, Participant acknowledges, understands and agrees that Participant will not be entitled to exercise or continue vesting in any Options once Participant’s employment or service Terminates. This will be the case, for example, even in the event of a Termination of a Participant by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause or adjudged/recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged and/or recognized to be with or without cause, material modification of the terms of employment or service under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statue, Article 50 of the Workers’ Statue, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Notifications

Securities Law Information. The Option does not qualify under Spanish law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. The Plan, this Option Agreement and any other Option grant documents have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and do not constitute a public offering prospectus.

Exchange Control Information. Participant must declare the acquisition, ownership and sale of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Trade and Tourism, for statistical purposes. Generally, the declaration must be filed in January for Shares owned as of December 31 of the prior year on a Form D-6; however, if the value of the Shares purchased under the Plan or sold exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.

Further, Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to Participant by Workday or any U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceeds €1,000,000.

Foreign Asset/Account Reporting Information. To the extent Participant holds assets (e.g., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of asset (e.g., cash or Shares) as of December 31 each year, Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by March 31 following the end of the relevant tax year.

SWEDEN

Terms and Conditions

Authorization to Withhold. This provision supplements Section 8 of the Option Agreement.

Without limiting Workday’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 8 of the Option Agreement, in accepting the grant of the Option, Participant authorizes Workday and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting/exercise to satisfy Tax-Related Items, regardless of whether Workday and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. Neither this document nor any materials relating to the Shares (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of Workday or one of its Parents, Subsidiaries or Affiliates, and (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

Foreign Asset/Account Reporting Information. Participant is required to declare all foreign bank and brokerage accounts in which cash or securities are held, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on the tax return (Wertschriftenverzeichnis).

TAIWAN

Notifications

Securities Law Information. The offer of participation in the Plan is available only to eligible Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

Exchange Control Information. Taiwanese residents may acquire and remit foreign currency in relation to the Plan into Taiwan through an authorized foreign exchange bank in an amount of up to USD 5 million per year. If the transaction amount is TWD 500,000 or more in a single transaction, a foreign exchange transaction form and other supporting documentation may need to be submitted to the remitting bank.

THAILAND

Terms and Conditions

Method of Payment. The following provision supplements Section 5 of the Option Agreement:

Payment of the aggregate Exercise Price must be made in compliance with applicable exchange control laws.

Without limitation to the foregoing, to facilitate compliance with applicable exchange control laws in Thailand, Workday may require that payment of the aggregate Exercise Price be made by consideration received by Workday pursuant to a broker-assisted exercise or “same-day sale” or other form of cashless exercise program implemented by Workday in connection with the Plan.

Notifications

Exchange Control Information. Unless Participant can rely on any applicable exemptions, he or she must repatriate any funds received from participating in the Plan (such as proceeds from the sale of Shares and cash dividends received in relation to the Shares) to Thailand immediately upon receipt if the amount of funds received in a single transaction is US$1,000,000 or more. Participant must then either convert the funds to Thai Baht or deposit the funds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the funds to Thailand. In addition, the details of the foreign currency transaction, including Participant’s identification information and the purpose of the transaction, must be provided to the authorized agent.

If Participant does not comply with this obligation, Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Participant should consult a legal advisor before selling Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with exchange control laws in Thailand, and neither Workday nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 8 of the Option Agreement:

Without limitation to Section 8 of the Option Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by Workday or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified Workday and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of Workday (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is a director or executive officer and income tax is not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant understands that Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying Workday or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which Workday or the Employer may obtain from Participant by any of the means referred to in the Plan or Section 8 of the Option Agreement.